UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ARS Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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11682 El Camino Real, Suite 120

San Diego, California 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of ARS Pharmaceuticals, Inc., a Delaware corporation, to be held on Tuesday, June 27, 2023 at 9:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/SPRY, where you will be able to listen to the meeting live, submit questions, and vote. The Annual Meeting is being held for the following purposes.

1.	To elect the three nominees for Class III director named in the accompanying proxy statement to serve for three-year terms until the 2026 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/SPRY prior to the deadline of Monday, June 26, 2023 at 5:00 p.m. Eastern Time. You will not be able to attend the Annual Meeting in person.

Our Board of Directors recommends a vote “FOR” the election of all nominees for director to our Board of Directors and “FOR” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. The accompanying Proxy Statement contains additional information and should be carefully reviewed by stockholders.

The record date for the Annual Meeting is April 28, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Richard Lowenthal
Richard Lowenthal, M.S., MBA President and Chief Executive Officer

San Diego, California

May 1, 2023

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, you are urged to cast your vote as soon as possible. You may vote your shares via the internet or via a toll-free telephone number by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. In addition, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. Submitting a proxy card will not prevent you from attending the Annual Meeting and voting at the Annual Meeting if you so desire. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Explanatory Note

On July 21, 2022, the Company, then operating as Silverback Therapeutics, Inc. (“Silverback”), entered into an Agreement and Plan of Merger and Reorganization, as amended on August 11, 2022 and October 25, 2022 (the “Merger Agreement”), with privately held ARS Pharmaceuticals, Inc. (“Private ARS Pharma”) and Sabre Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”). On November 8, 2022, Merger Sub merged into Private ARS Pharma, with Private ARS Pharma surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). Silverback changed its name to ARS Pharmaceuticals, Inc. On November 9, 2022, the combined company’s common stock began trading on The Nasdaq Global Select Market under the ticker symbol “SPRY”.

Except as otherwise indicated or if the context otherwise requires, references herein to “ARS Pharma,” the “Company,” the “combined company”, “we”, “our”, or “us” refer to ARS Pharmaceuticals, Inc. on a post-Merger basis, and the term “Private ARS Pharma” refers to the business of privately held ARS Pharmaceuticals, Inc., prior to the completion of the Merger or ARS Pharmaceuticals Operations, Inc., a wholly owned subsidiary of the Company following the Merger. References to “Silverback” refer to Silverback Therapeutics, Inc. prior to completion of the Merger.

11682 El Camino Real, Suite 120

San Diego, California 92130

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 27, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of ARS Pharmaceuticals, Inc. (sometimes referred to as “we,” “our,” “us,” the “Company” or “ARS Pharma”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent a Notice to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 10, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second notice, on or after May 22, 2023.

What is the format of the Annual Meeting?

The Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

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To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/SPRY prior to the deadline of Monday, June 26, 2023 at 5:00 p.m. Eastern Time and provide the control number as set forth in the Notice, or proxy card, or voting instruction form at www.proxydocs.com/SPRY. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting.

•	Any stockholder may listen to the Annual Meeting and participate live via webcast at www.proxydocs.com/SPRY. The webcast will begin at 9:00 a.m. Pacific Time on June 27, 2023.

•	Stockholders may vote and submit questions during the Annual Meeting via live webcast.

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To enter the meeting, please have your control number which is available on your Notice, your proxy card or the instructions that accompanied your proxy materials. If you do not have your control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the meeting.

•	Instructions on how to connect to and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/SPRY.

We do not intend to post questions received during the Annual Meeting on our website.

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast on the internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.proxydocs.com/SPRY. The webcast will start at 9:00 a.m. Pacific Time on June 27, 2023. Stockholders may vote and submit questions while connected to the Annual Meeting on the internet.

Why are we holding a virtual Annual Meeting?

This year we have implemented a virtual format for our Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. We believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. During the Annual Meeting, we may answer questions submitted during the Annual Meeting and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits. We do not intend to post questions received during the Annual Meeting on our website.

What do I need to be able to participate in the Annual Meeting online?

To attend the Annual Meeting, you must visit www.proxydocs.com/SPRY. Upon entry of your control number and other required information, you will receive further instructions via email, that provides you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the attendance process, you must enter the control number located on your proxy card, voting instruction form, or Notice. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the attendance process.

On the day of the Annual Meeting, June 27, 2023, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. Pacific Time.

Should you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, we will have technicians ready to assist you. Please utilize the link on the meeting portal website titled “Having trouble? Please view the Meeting Access FAQs Guide”, this will have many FAQs as well as a technical support number that can be called before or during the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 28, 2023 will be entitled to vote at the Annual Meeting. On this record date, there were 94,600,740 shares of common stock outstanding and entitled to vote. A list of our stockholders of record will be open for examination by any stockholder for the ten days ending the day prior to the Annual Meeting at our headquarters located at 11682 El Camino Real, Suite 120, San Diego, California 92130. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (858) 771-9307 or writing to them at the address above.

Stockholder of Record: Shares Registered in Your Name

If on April 28, 2023 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 28, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your brokerage firm, bank, dealer, or other similar organization.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of three nominees for Class III director named in this Proxy Statement to serve for three-year terms until the 2026 Annual Meeting of Stockholders.

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Proposal 2: Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or you may abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using the proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

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To vote online during the Annual Meeting, follow the instructions posted at www.proxydocs.com/SPRY. You must register in advance at www.proxydocs.com/SPRY prior to the deadline of Monday, June 26, 2023 at 5:00 p.m. Eastern Time to be able to vote during the Annual Meeting.

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To vote over the telephone, dial toll-free (866) 895-6926 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your telephone vote must be received by 9:00 a.m. Pacific Time on June 27, 2023 to be counted.

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To vote through the internet, go to www.proxypush.com/SPRY to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your internet vote must be received by 9:00 a.m. Pacific Time on June 27, 2023 to be counted.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from ARS Pharma. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank, or other agent. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact that organization to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 28, 2023.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet, or at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal 1 but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director named in this Proxy Statement, and “For” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 11682 El Camino Real, Suite 120, San Diego, California 92130. To be timely, a written notice revoking your proxy must be received by 9:00 a.m. Pacific Time on June 27, 2023.

•	You may attend and vote during the Annual Meeting, which will be hosted via the internet. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by your broker, bank, or other agent with respect to changing your vote.

When are stockholder proposals and director nominations due for the 2024 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 11, 2024, to the attention of our Corporate Secretary at 11682 El Camino Real, Suite 120, San Diego, California 92130. If you wish to submit a proposal (including a director nomination) at the 2024 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, your written request must be received by our Corporate Secretary between February 28, 2024 and March 29, 2024, provided that, if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, your written request must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements and any additional requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold,” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank, or other agent.

How many votes are needed to approve each proposal?

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For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present virtually at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

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To be approved, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 must receive “For” votes from the holders of a majority of shares present virtually at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect, although we do not expect there to be any broker non-votes for this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present virtually at the Annual Meeting or represented by proxy. On the record date, there were 94,600,740 shares outstanding and entitled to vote. Thus, the holders of at least 47,300,371 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present virtually at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently consists of eleven members. Pursuant to the terms of the Merger Agreement, each of (i) Richard Lowenthal, M.S., MSEL, Pratik Shah, Ph.D., Rajeev Dadoo, Ph.D., Michael Kelly, Peter Kolchinsky, Ph.D., Jonathan S. Leff, Brenton L. Saunders and Philip Schneider were appointed to our Board of Directors upon the closing of the Merger as designees of Private ARS Pharma and (ii) Saqib Islam, J.D., Laura Shawver, Ph.D. and Peter A. Thompson, M.D. remained on our Board of Directors as designees of Silverback.

There are four directors in Class III whose term of office expires at the Annual Meeting—Mr. Islam, Mr. Schneider, Dr. Shawver and Mr. Leff—each of whom have been nominated for re-election other than Mr. Leff. Mr. Leff will cease to serve as a member of the Board of Directors upon the expiration of his current term at the Annual Meeting, and our Board size will be reduced from eleven to ten members effective after the conclusion of the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Mr. Islam, Mr. Schneider and Dr. Shawver, each current directors of the Company, were each recommended for nomination to the Board of Directors at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, each of these nominees for director would serve for a three-year term until our 2026 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors then serving on our Board of Directors, other than Thilo Schroeder, Ph.D., attended the 2022 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the three nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct the Company’s business. The Nominating and Corporate Governance Committee and the Board of Directors also seek to attain diversity and balance among directors of race, ethnicity, age, gender, self-identified diversity characteristics, sexual orientation, geography, thought, knowledge, experience, capability, skills, viewpoints, and backgrounds. To those ends, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director/nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting

Saqib Islam, J.D., 53, has served as a member of our Board of Directors since July 2017. Mr. Islam has also served as the Chief Executive Officer and a member of the board of directors of Springworks Therapeutics, Inc., a clinical-stage biopharmaceutical company focused on developing life-changing medicines for patients with severe rare diseases and cancer, since August 2018. In addition, Mr. Islam has also served on the board of directors of Passage Bio, Inc., a genetic medicines company, since March 2019. From February 2016 to August 2017, Mr. Islam served as Chief Business Officer at Moderna Therapeutics, Inc., a biotechnology company. From February 2013 to February 2016, Mr. Islam was Executive Vice President, Chief Strategy and Portfolio Officer at Alexion Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Alexion, Mr. Islam served in various Managing Director positions at Morgan Stanley and Credit Suisse. Mr. Islam holds a B.A. from McGill University and a J.D. from Columbia Law School.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Islam’s experience and expertise in operations management and executive leadership at various biopharmaceutical companies provide him with the qualifications and skills to serve as a member of our Board of Directors.

Phillip Schneider, 67, has served as a member of our Board of Directors since the closing of the Merger in November 2022. Previously Mr. Schneider served on the board of directors of Private ARS Pharma from May 2019 to November 2022. He also has served on the board of directors of Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH) since December 2020. Mr. Schneider previously served as a director of Pfenex Inc., a clinical-stage biotechnology products company, from July 2014 to October 2020. Prior to that, Mr. Schneider held various positions with IDEC Pharmaceuticals Corporation, a biopharmaceutical company focused on therapies for the treatment of hematologic, and autoimmune diseases, from 1987 to 2003, including: Senior Vice President and Chief Financial Officer from 1997 to 2003; and Director of Finance and Administration from 1992 to 1997. Prior to that, Mr. Schneider held various management positions at Syntex Pharmaceuticals Corporation, a pharmaceutical company, from 1985 to 1987, and KPMG LLP, an audit and tax advisory firm, from 1982 to 1984, where he attained his CPA license. Mr. Schneider previously served as a member of the board of directors at Arena Pharmaceuticals, Inc. (Nasdaq: ARNA), a clinical stage pharmaceutical company, from 2008 to 2018, Auspex Pharmaceuticals, Inc. (formerly Nasdaq: ASPX), biopharmaceutical company, from 2014 until its acquisition by Teva Pharmaceutical Industries Ltd. in 2015, and served as a member of the board of directors of Gen-Probe, Inc., a biotechnology company, from 2002 until its acquisition by Hologic Inc. in 2012. Mr. Schneider holds a B.S. in Biochemistry from the University of California, Davis and an M.B.A. from the University of Southern California.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Schneider’s experience in finance and accounting and knowledge of the biotechnology industry provide him with the qualifications and skills to serve as a member of our Board of Directors.

Laura Shawver, Ph.D., 65, has served as a member of our Board of Directors since April 2020 and previously served as Silverback’s Chief Executive Officer from April 2020 through August 2022. Dr. Shawver has also served as the President and Chief Executive Officer of Capstan Therapeutics, Inc., a biotechnology company dedicated to developing and delivering precise in vivo cell engineering to patients, since September 2022. Dr. Shawver has also served as a member of the board of directors for Relay Therapeutics, Inc. (Nasdaq: RLAY) since March 2017 and Nkarta, Inc. (Nasdaq: NKTX) since March 2020. Previously, Dr. Shawver served as the President and Chief Executive Officer and as a member of the board of directors of Synthorx, Inc. (formerly Nasdaq: THOR) from November 2017 until its acquisition by Sanofi S.A. in January 2020. From September 2011 through April 2018, she served as Chief Executive Officer of Cleave Biosciences, a biopharmaceutical company, and since September 2011 she has served as a member of its board of directors. Previously, Dr. Shawver was an Entrepreneur in Residence for 5AM Ventures and at Phenomix Corp., SUGEN, Inc. and Berlex Biosciences (formerly Triton Biosciences). Dr. Shawver holds a B.S in microbiology and a Ph.D. in pharmacology, both from the University of Iowa.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Shawver’s extensive experience and expertise as both a director and member of the executive leadership teams of biopharmaceutical companies, her background as a scientist and drug developer, and her educational background provide her with the qualifications and skills to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2024 Annual Meeting

Rajeev Dadoo, Ph.D., 53, has served as a member of our Board of Directors since the closing of the Merger in November 2022. Dr. Dadoo previously served on the board of directors of Private ARS Pharma from August 2021 to November 2022. Since September 2020, Dr. Dadoo has served as a managing partner of SR One Capital Management, L.P. Dr. Dadoo was previously a Partner at S.R. One, Limited, a wholly owned subsidiary of GlaxoSmithKline, which he joined in 2004. He is an alum of the Kauffman Fellows Program. His prior roles have included working in the Competitive Excellence group at GlaxoSmithKline, a global healthcare company which engages in the research, development, and manufacture of pharmaceutical medicines, vaccines, and consumer healthcare products, on various global projects and at Genentech, Inc., a biotechnology company, in technology and clinical development. He has also held product development and business development roles at Bio-Rad Laboratories, Inc. (NYSE: BIO), an American developer and manufacturer of specialized technological products for the life science research and clinical diagnostics markets, and Genome Therapeutics Corp., a biotechnology company, respectively. Dr. Dadoo holds a BA degree in Chemistry and Mathematics from Knox College, a Ph.D. in Chemistry from Stanford University, and an M.B.A. from the Wharton School of the University of Pennsylvania.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Dadoo is qualified to serve on our Board of Directors based on his experience as a venture capitalist in the life science industry, his product development experience and his educational background.

Michael Kelly, 58, has served as a member of our Board of Directors since the closing of the Merger in November 2022. Mr. Kelly previously served on the board of directors of Private ARS Pharma from May 2019 to November 2022. From March 2016 to June 2019, Mr. Kelly served as President of U.S. Operations for Adapt Pharma, Inc., which developed and commercialized NARCAN® (naloxone HCl) Nasal Spray. From December 2013 to March 2016, Mr. Kelly served as the Chief

Executive Officer and a director of Covis Pharmaceuticals, Inc., a pharmaceutical company focused on therapeutic solutions for patients with life-threatening conditions and chronic illnesses. Mr. Kelly was also a member of the founding management team of Azur Pharma Limited, a specialty pharmaceutical company, and later, following a strategic merger, served as the Senior Vice President of Sales and Marketing for Jazz Pharmaceuticals plc (Nasdaq: JAZZ), biopharmaceutical company. Prior to his tenure at Azur Pharma, he served as Vice President of Commercial Operations at Guilford Pharmaceuticals Inc., a biopharmaceutical company, Vice President of Sales and Marketing at ViroPharma Incorporated, biotechnology company dedicated to the development and commercialization of products that address serious diseases, and held various commercial and medical roles at TAP Pharmaceuticals Inc., a pharmaceutical company. Mr. Kelly holds a Bachelor of Science in business administration from The College of New Jersey and a Master of Business Administration from Rider University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Kelly is qualified to serve on our Board of Directors based on his over 25 years of experience in the pharmaceutical industry, including as an executive, director and senior manager at several pharmaceutical companies.

Pratik Shah, Ph.D., 53, has served as a member of our Board of Directors and our Chair since the closing of the Merger in November 2022. Dr. Shah previously served on the board of directors of Private ARS Pharma from April 2016 to November 2022 and was appointed as its first Chair of the board of directors in September 2018. Dr. Shah has also served as the Executive Chair and member of the board of directors for Design Therapeutics, Inc. (Nasdaq: DSGN), a biotechnology company, since December 2017, and as President of Marlinspike Group, LLC, since August 2018, and of Marlinspike Group Inc. from June 2015 to October 2020. Dr. Shah served as the Chair of the board of directors of Synthorx, Inc. (formerly Nasdaq: THOR), a clinical-stage biotechnology company, from October 2018 until its acquisition by Sanofi S.A. in January 2020. Dr. Shah also served as the President and Chief Executive Officer and Chair of the board of directors of Auspex Pharmaceuticals, Inc. (formerly Nasdaq: ASPX), biopharmaceutical company, from October 2013 until its acquisition by Teva Pharmaceutical Industries Ltd. in May 2015. From 2004 to 2014 he was a partner at Thomas, McNerney & Partners, a healthcare venture capital firm. Dr. Shah holds a B.S in Biological Sciences from the University of California at Irvine and a Ph.D. in Biochemistry and Molecular Biology and an M.B.A. in Finance, both from the University of Chicago.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Shah is qualified to serve on our Board of Directors based on his experience as a director and executive officer of biopharmaceutical companies, his extensive background as venture capitalist in the biopharmaceutical industry and his educational background.

Directors Continuing in Office Until the 2025 Annual Meeting

Peter Kolchinsky, Ph.D., 46, has served on our Board of Directors since the closing of the Merger in November 2022. Dr. Kolchinsky previously served on the board of directors of Private ARS Pharma from August 2021 to November 2022. Dr. Kolchinsky has more than 20 years of experience in healthcare investing and is the Founder of and a Managing Partner at RA Capital Management, L.P. RA Capital Management is a multi-stage investment manager dedicated to evidence-based investing in public and private healthcare and life science companies that are developing drugs, medical devices, diagnostics and research tools. Dr. Kolchinsky has also served on the boards of directors of ICOSAVAX, Inc. (Nasdaq: ICVX), a vaccine development company, since March 2021, and WAVE Life Sciences, Ltd. (Nasdaq: WVE), a biotechnology company focused on delivering therapies for patients with serious, genetically-defined diseases, since January 2015, in addition to a number of private companies. Dr. Kolchinsky was previously a member of the board of directors of Dicerna

Pharmaceuticals, Inc. (Nasdaq: DRNA), from July 2013 to December 2019, Forma Therapeutics Holdings, Inc. (formerly Nasdaq: FMTX), from December 2019 to October 2022 and Synthorx, Inc. (formerly Nasdaq: THOR), from May 2018 to January 2020, all public pharmaceutical companies. Dr. Kolchinsky also served on the Board of Global Science and Technology for the National Academy of Sciences, and is the author of “The Great American Drug Deal” and “The Entrepreneur’s Guide to a Biotech Startup”. He founded the non-profit No Patient Left Behind to advocate for healthcare reforms that would solve affordability and promote continued biomedical innovation. Dr. Kolchinsky holds a BA from Cornell University and a Ph.D. in Virology from Harvard University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Kolchinsky is qualified to serve on our Board of Directors based on his experience as an investor in the life sciences sector and as a director of a number of healthcare and life science companies.

Richard Lowenthal, M.S., MSEL, 57, has served as our Chief Executive Officer and member of our Board of Directors since the closing of the Merger in November 2022. He is a co-founder of Private ARS Pharma and has served as its President and a member of the board of directors since its inception in August 2015 and as its Chief Executive Officer since September 2018. From August 2015 to November 2007, Mr. Lowenthal served as President of Pacific-Link Regulatory Consulting and Research, Inc., a medicinal product development consultancy founded by Mr. Lowenthal, where he provided leadership and mentoring on clinical development, regulatory affairs, quality assurance, licensing and investment opportunities, including supporting the clinical and regulatory development of Valtoco (diazepam nasal spray). Prior to Pacific-Link Regulatory Consulting and Research, Inc., Mr. Lowenthal held many leadership roles at several biopharmaceutical and pharmaceutical companies that included Chief Executive Officer and President of MTG Biotherapeutics Inc.; Vice President of Regulatory Affairs and quality assurance for Cadence Pharmaceuticals, Inc.; Head of Worldwide Regulatory Affairs, Quality Assurance and Drug Safety for Maxim Pharmaceuticals, Inc.; Vice President of Regulatory Affairs and Quality Assurance for AnGes, MG, Inc.; Global Project Leader and Global Director of Regulatory Affairs for Janssen Research Foundation; Director of Regulatory Affairs and Quality Assurance for Somerset Pharmaceuticals Inc.; and New Drug Review Chemist for the U.S. Food and Drug Administration in the Division of Neuropharmacologic Drug Products and the Division of Oncology and Pulmonary Drug Products. Mr. Lowenthal holds an M.Sc. in organic chemistry from Florida State University and a Master’s in Business Science for Executive Leadership from the University of San Diego. He has served as past chair of the American Association of Pharmaceutical Scientists (San Diego region), as well as member of the USP Biotechnology Expert Committee, chair of the Virology Working group, member of the National Organization of Rare Disease Corporate Council and has worked with various PhRMA and ICH Working Groups.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Lowenthal is qualified to serve on our Board of Directors based on his over 28 years of biotechnology and pharmaceutical development experience, his experience as a founder, director and executive officer of biopharmaceutical companies and his educational background.

Brenton L. Saunders, 55, has served as a member of our Board of Directors since the closing of the Merger in November 2022. He previously served on the board of directors of Private ARS Pharma from May 2021 to November 2022. Mr. Saunders has served as the Executive Chairman of the board of directors of The Beauty Health Company (Nasdaq: SKIN) (formerly Vesper Healthcare Acquisition Corp.), a beauty health company, since July 2020. Mr. Saunders also served as the President and Chief Executive Officer of Vesper Healthcare Acquisition Corp., a special purpose acquisition company, from July 2020 to May 2021. Until its acquisition by AbbVie Inc. (NYSE: ABBY), Mr. Saunders served as Chairman (October 2016 to May 2020) and President and Chief Executive Officer (July 2014 to May 2020) of Allergan plc (formerly NYSE: AGN), a pharmaceutical company that focuses on medical aesthetics, eye care, central nervous system, and gastroenterology. Prior to that,

Mr. Saunders served as Chief Executive Officer of Forest Laboratories Inc. (formerly NYSE: FRX), a pharmaceutical company focused on therapeutic areas of the central nervous and cardiovascular systems, a role he held until its merger with Actavis Plc (formerly NYSE: ACT), a global pharmaceutical company focused on acquiring, developing, manufacturing and marketing branded pharmaceuticals, generic and over-the-counter medicines, and biologic products, in 2014. Following the merger with Actavis, Mr. Saunders was named Chief Executive Officer of the combined business in 2015. From March 2010 until August 2013, Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Incorporated, an eye health products company, until its acquisition by Valeant in 2013. Mr. Saunders currently serves as a director of Cisco Systems, Inc. (Nasdaq: CSCO), a global telecommunications company, and BridgeBio Pharma Inc. (Nasdaq: BBIO), a biopharmaceutical company. He is also a member of The Business Council. Mr. Saunders holds a Bachelor of Arts degree from the University of Pittsburgh, a Juris Doctor degree from the Temple University School of Law, and an M.B.A. from the Temple University School of Business.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Saunders is qualified to serve on our Board of Directors based on his over 25 years of experience in the healthcare industry, his experience as an executive and director of several prominent global pharmaceutical and healthcare companies.

Peter A. Thompson, M.D., 63, has served as our Chair from April 2016 to the closing of the Merger in November 2022 and was a co-founder of Silverback and served as its Chief Executive Officer from April 2016 to April 2020. Dr. Thompson is a member at OrbiMed Advisors LLC, an investment firm. Dr. Thompson currently serves on the boards of directors of several biopharmaceutical and biotechnology companies including Alpine Immune Sciences Inc. (Nasdaq: ALPN) (since July 2017), Corvus Pharmaceuticals, Inc. (Nasdaq: CRVS) (since December 2014), Decibel Therapeutics, Inc. (Nasdaq: DBTX) (since November 2020), Edgewise Therapeutics, Inc. (Nasdaq: EWTX) (since May 2017), and Janux Therapeutics, Inc. (Nasdaq: JANX) (since March 2021), as well as several private companies. Previously, Dr. Thompson served on the boards of Synthorx Inc. until its acquisition by Sanofi S.A. (formerly Nasdaq: THOR) in January 2020, PMV Pharmaceuticals, Inc. and, Prevail Therapeutics Inc. Dr. Thompson also previously served in executive leadership roles at Trubion Pharmaceuticals, Inc., Chiron Corporation, and Becton, Dickinson and Company. Dr. Thompson is an Affiliate Professor of Neurosurgery at the University of Washington. In addition, Dr. Thompson holds numerous patents and is a board-certified internist and oncologist. Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Thompson is qualified to serve on our Board of Directors based on his experience in management and venture capital in the biopharmaceutical industry.

Board Diversity

The following matrix provides the diversity statistics for our Board.

Board Diversity Matrix as of March 31, 2023
Board Size
Total Number of Directors	11
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	10	—	—

Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	3	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors of such company. Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent auditors, the Board of Directors has affirmatively determined that all of our directors, other than Mr. Lowenthal, Mr. Saunders, Dr. Shah and Dr. Shawver, are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with our company.

Family Relationships

Except for Mr. Lowenthal and Sarina Tanimoto, M.D., M.B.A., our Chief Medical Officer, who are spouses, there are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our Board of Directors is currently chaired by Dr. Shah (the “Chair”). Our Chair has the authority, among other things, to call and preside over our Board of Directors meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, our Chair has substantial ability to shape the work of our Board of Directors. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of our Board of Directors in its oversight of our business and affairs. In addition, we have a separate chair for each committee of our Board of Directors. The chair of each committee is expected to report annually to our Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Secretary of ARS Pharmaceuticals, Inc. at 11682 El Camino Real, Suite 120, San Diego, California 92130. Each communication must set forth: the name and address of the stockholder on whose behalf the communication is sent and the number of our shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

Hedging Policy

Our insider trading policy prohibits our officers, directors, employees, and consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company’s stock at any time. In addition, no officer, director, other employee or consultant of the Company may margin, or make any offer to margin, or otherwise pledge as security, any of the Company’s stock, including without limitation, borrowing against such stock, at any time.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.ars-pharma.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors, we will promptly disclose the nature of the amendment or waiver on our website.

Role of the Board of Directors in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least annually regarding our assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks we face and our general risk management strategies. While the Board of Directors oversees our risk management, Company management is responsible for day-to-day risk management processes. Our Board of Directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of our business and affairs, supports this approach.

Meetings of the Board of Directors

The Board of Directors held ten meetings during 2022. Each Board member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, respectively.

Information Regarding Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership information and meeting information for fiscal 2022 for each of the committees of the Board of Directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Vickie L. Capps**(1)
Rajeev Dadoo, Ph.D.(2)	X	X*
Robert Hershberg, M.D., Ph.D.(3)
Saqib Islam, J.D.		X
Michael Kelly(2)	X
Maria Koehler, M.D., Ph.D.(4)
Peter Kolchinsky, Ph.D. (2)			X*
Jonathan S. Leff(5)		X	X
Andrew Powell, J.D.(6)
Jonathan Root, M.D.(7)
Phillip Schneider(2)**	X*
Thilo Schroeder, Ph.D.(8)
Total meetings in fiscal 2022	5	7	1

*	Committee Chairperson
**	Financial Expert, as defined by section 407 of the Sarbanes-Oxley Act of 2002
(1)	Ms. Capps served as chairperson of the Audit Committee and as a member of the Nominating and Corporate Governance Committee until the closing of the Merger on November 8, 2022.
(2)	Appointed to our Board of Directors and applicable committee of the Board of Directors upon the closing of the Merger on November 8, 2022.
(3)	Dr. Hershberg served as the chairperson of the Nominating and Corporate Governance Committee until the closing of the Merger on November 8, 2022.
(4)	Dr. Koehler served as a member of the Compensation Committee and Nominating and Corporate Governance Committees until the closing of the Merger on November 8, 2022.
(5)

Mr. Leff was appointed to our Board of Directors and our Nominating and Corporate Governance Committee upon the closing of the Merger on November 8, 2022. He was appointed to our Compensation Committee in December 2022. Mr. Leff will cease to serve on our Board of Directors upon the expiration of his current term at the Annual Meeting.

(6)

Mr. Powell replaced Dr. Schroeder as a member of the Audit Committee in March 2022, and served as a member of the Audit Committee and chairperson of the Compensation Committee until the closing of the Merger on November 8, 2022.

(7)	Dr. Root served as a member of the Audit Committee until the closing of the Merger on November 8, 2022.
(8)	Dr. Schroeder served as a member of the Audit Committee until March 2022.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions which include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The current members of the Audit Committee are Mr. Schneider, Mr. Kelly, and Dr. Dadoo, with Mr. Schneider serving as the chair. In addition, until the closing of the Merger on November 8, 2022, Vickie L. Capps, Andrew Powell, J.D., and Jonathan Root, M.D. served on the Audit Committee in 2022, with Ms. Capps serving as the chair. Dr. Schroeder served as a member of the Audit Committee until March 2022, at which time Mr. Powell replaced Dr. Schroeder as a member. The Audit Committee met five times during 2022. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our Board of Directors has determined that Mr. Schneider qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board of Directors has considered Mr. Schneider’s formal education his experience as a chief financial officer and his experience working with KPMG. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The Audit Committee charter can be found on our website at www.ars-pharma.com in the Corporate Governance section.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee

Phillip Schneider, Chair

Michael Kelly

Rajeev Dadoo, Ph.D.

Compensation Committee

Our Compensation Committee currently consists of Dr. Dadoo, Mr. Islam and Mr. Leff, with Dr. Dadoo serving as the chair. Mr. Leff will cease to serve on our Board of Directors upon the expiration of his current term at the Annual Meeting. In addition, until the closing of the Merger on November 8, 2022, Mr. Powell, Mr. Islam and Maria Koehler, M.D., Ph.D. served on the Compensation Committee in 2022, with Mr. Powell serving as the chair. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq independence requirements. The Compensation Committee met seven times during 2022. The Compensation Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of the Compensation Committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•	reviewing and making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our chief executive officer;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and making recommendations to the full Board of Directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Typically, we will plan for the Compensation Committee to meet quarterly and with greater frequency as necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer or General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice, and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The

Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee or the Board of Directors upon recommendation from the Compensation Committee, makes the significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to her compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Our Compensation Committee enlists the services of a third-party company to conduct an analysis of our compensation practices compared with current market practices. In January 2022, our Compensation Committee engaged the services of Radford/Aon (“Radford”), which is part of the Rewards Solutions practice at Aon plc, to conduct a review and analysis of our executive and director compensation compared with current market practices and a peer group of companies, to be used for setting 2022 executive and director compensation levels. The 2022 peer group was chosen based on several characteristics including: comparable stage in key product and corporate development, similar growth and performance potential and market capitalization. Radford reports directly to the Chair of the Compensation Committee. The Compensation Committee has assessed the independence of Radford according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of Radford did not raise any conflict of interest and did not adversely affect Radford’s independence.

Radford’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Radford. As guidelines for our executives and directors, we set target cash compensation, when considering salary and bonus potential (or retainers, in the instance of directors), and equity compensation, delivered through equity-based awards, after generally referencing the 50th percentile of compensation paid to executives and directors within our compensation peer group. We believe that generally referencing the 50th percentile within our peer group in setting salary, bonus, and equity compensation in setting equity compensation for our executives, appropriately reflects our position and performance within our peer group. We may deviate from setting actual compensation levels at these target percentiles of the peer group with respect to our executives to reflect experience, performance levels, existing equity holdings, and market factors as deemed appropriate by the Compensation Committee or the Board of Directors. In any given year, the Compensation Committee may consider the experience and performance levels of our executives and other factors deemed appropriate and make a subjective determination that it would be appropriate for any Named Executive Officer’s (as defined below) compensation elements or targeted total compensation and equity levels to deviate from the targeted percentile of the compensation paid to similarly situated officers employed by our peer companies.

The Compensation Committee charter can be found on our website at www.ars-pharma.com in the Corporate Governance section.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Dr. Kolchinsky and Mr. Leff. Dr. Kolchinsky serves as the chair of our Nominating and Corporate Governance Committee. Mr. Leff will cease to serve on our Board of Directors upon the expiration of his current term at the Annual Meeting. Our Board of Directors has appointed Dr. Thompson to the Nominating and Corporate Governance Committee effective as of immediately following the Annual Meeting. In addition, until the closing of the Merger, Robert Hershberg, M.D., Ph.D., Ms. Capps and Dr. Koehler served on the Nominating and Corporate Governance Committee in 2022, with Dr. Hershberg serving as the chair. Our Board of Directors has determined that each of the members of this committee satisfies the Nasdaq independence requirements. The Nominating and Corporate Governance Committee met once during 2022. The Nominating and Corporate Governance Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our Board of Directors;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•

developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity, and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee considers our current needs and the needs of the Board of Directors, to maintain a balance of race, ethnicity, age, gender, self-identified diversity characteristics, sexual orientation, geography, thought, knowledge, experience, capability, skills, viewpoints, and backgrounds. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including with respect to race, ethnicity, age, gender, self-identified diversity characteristics, sexual orientation, geography, thought, knowledge, experience, capability, skills, viewpoints, and backgrounds), and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience, and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Any search firm retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board of Directors will be instructed to seek to include diverse candidates in terms of race, ethnicity, age, gender, self-identified diversity characteristics, sexual orientation, geography, thought, knowledge, experience, capability, skills, viewpoints, and backgrounds from, among other areas, professional and academic areas relevant to the Company’s area of focus. In addition, the Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the way it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 11682 El Camino Real, Suite 120, San Diego, California 92130, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s annual meeting. Submissions must include, among other things, (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of our shares that are owned beneficially by such stockholder and the nominee as of the date of the submission; (3) the full name, age, business address and residence address of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director; and (7) any other information required by our Amended and Restated Bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

The Nominating and Corporate Governance Committee charter can be found on our website at www.ars-pharma.com in the Corporate Governance section.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present virtually at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved. We do not expect there to be aby broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Principal Accountant Fees and Services

The following table shows the aggregate fees for services provided for the fiscal years ended December 31, 2022 and 2021, by Ernst & Young LLP. Ernst & Young LLP has served as our independent registered public accounting firm since the closing of the Merger and also served as the independent registered public accounting firm of Silverback since 2020 and Private ARS Pharma since 2019. All fees described below were pre-approved by the Audit Committee or the audit committee of the board of directors of Private ARS Pharma, as applicable.

	Year Ended December 31,
	2022	2021
Audit Fees(1)	$555,000	$525,216
Audit Related Fees(2)	77,081	30,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$632,081	$555,216

(1)

Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements. Included in the 2022 audit fees is $215,000 of fees billed in connection with the audit and quarterly review of Silverback financial statements prior to the Merger.

(2)	Audit related fees for the year ended December 31, 2022 consist of fees billed for professional services by Ernst & Young LLP for Merger transaction support.

In connection with the audit of the 2022 financial statements, we entered into an engagement agreement with Ernst & Young LLP, which sets forth the terms under which Ernst & Young LLP performed audit services for us.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm. The Audit Committee has adopted a policy and procedures for the pre-approval of such audit and non-audit services. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide such service. The pre-approval authority may be delegated to one or more of the Audit Committee’s members, but any pre-approval decisions must be reported to the full Audit Committee at its next scheduled meeting. Pursuant to the policy, the Audit Committee has delegated pre-approval authority to its Chair.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the date of this Proxy Statement.

Name	Age	Positions
Richard Lowenthal, M.S., MSEL	57	President and Chief Executive Officer
Kathleen Scott	54	Chief Financial Officer
Sarina Tanimoto, M.D., M.B.A.	54	Chief Medical Officer
Eric Karas	51	Chief Commercial Officer
Justin Chakma	34	Chief Business Officer
Brian T. Dorsey, MSc	54	Chief Operating Officer
Alexander A. Fitzpatrick, J.D.	56	Chief Legal Officer and Secretary

The following is biographical information for our executive officers other than Mr. Lowenthal, whose biographical information is included under Proposal 1.

Kathleen Scott, has served as our Chief Financial Officer since the closing of the Merger in November 2022. Ms. Scott has served as the Chief Financial Officer of Private ARS Pharma since February 2022. Ms. Scott previously served as the Chief Financial Officer of various life science companies, including Neurana Pharmaceuticals, Inc. (from January 2017 to March 2022), Recros Medica, Inc. (from August 2014 to April 2021), Adigica Health, Inc. (from February 2016 to March 2021), Clarify Medical, Inc. (from August 2014 to December 2016), Oncternal Therapeutics, Inc. (Nasdaq: ONCT) (from March 2016 to May 2016), MDRejuvena, Inc. (from August 2014 to August 2016) and BioSurplus, Inc. (from March 2010 to November 2014). Ms. Scott also previously served as a partner at RA Capital Advisors LLC, a San Diego private investment bank providing financial advisory services. She spent over 15 years with RA Capital Advisors, completing mergers, acquisitions, divestitures and restructurings for a broad range of corporate clients. Ms. Scott started her career as an auditor in Arthur Andersen’s San Diego office, focusing on both public and private clients. Ms. Scott serves on the boards of directors of Dermata Therapeutics, Inc. (Nasdaq: DRMA), where she has served since August 2021, the YMCA of San Diego County and Corporate Directors Forum, and previously served as a member of the board of Conatus Pharmaceuticals Inc. from November 2019 to May 2020. Ms. Scott holds a bachelor’s degree in economics/business from the University of California, Los Angeles and is a CPA and CFA charter holder.

Sarina Tanimoto, M.D., M.B.A., has served as our Chief Medical Officer since the closing of the Merger in November 2022. Dr. Tanimoto is a co-founder of Private ARS Pharma and has served as its Chief Medical Officer since September 2018. From August 2015 to September 2018, Dr. Tanimoto served as a member of the ARS Pharma Board. From August 2015 to November 2007, Dr. Tanimoto served as Chief Medical Officer of Pacific-Link Regulatory Consulting and Research, Inc., a medicinal product development consultancy, where she supported multiple programs from Phase 1 to Phase 3 clinical trials in various therapeutic areas, including several intranasal products. Prior to Pacific-Link Regulatory Consulting and Research, Inc., Dr. Tanimoto held roles in clinical and business development during her tenure at AnGes Inc., a biopharmaceutical company, and also served as a clinical scientist at Roche, a research healthcare company, where she was involved in global clinical development. Dr. Tanimoto earned an M.D. from University of Toyama, followed by internal medicine training at the National Center for Global Health and Medicine in Tokyo. She holds an M.B.A. from McGill University.

Eric Karas, has served as our Chief Commercial Officer since the closing of the Merger in November 2022. Mr. Karas has served as the Chief Commercial Officer of Private ARS Pharma since April 2022. From October 2018 to March 2022, Mr. Karas served as Vice President and General

Manager of Commercial, North America at Emergent BioSolutions Inc. (NYSE: EBS). Prior to that, from December 2016 to October 2018, Mr. Karas led commercial initiatives for NARCAN® Nasal Spray at Adapt Pharma, Inc., which was acquired by Emergent BioSolutions in 2018. Prior to Adapt Pharma, Mr. Karas spent eight years at Auxilium Pharmaceuticals, Inc. overseeing all global commercial objectives related to its urology portfolio. He also led the launch readiness planning and go-to-market strategy for the launch of XIAFLEX® for Peyronie’s disease. Auxilium Pharmaceuticals was acquired in 2015 by Endo International plc (Nasdaq: ENDP). Mr. Karas has also held cross-functional roles in government affairs, public relations, patient advocacy and sales leadership roles at Astellas Pharma Inc., Bristol-Myers Squibb Company (NYSE: BMY) and Merck & Co., Inc. (NYSE: MRK). Industry associations have recognized him for numerous disease awareness and branded campaigns targeting healthcare professionals and consumers. Mr. Karas received his M.B.A. in integrated management from Michigan State University, Broad School of Management, and a B.S. in accounting from Rutgers University.

Justin Chakma, has served as our Chief Business Officer since the closing of the Merger in November 2022. Mr. Chakma has served as the Chief Business Officer of Private ARS Pharma since June 2019. From May 2018 to May 2019, Mr. Chakma served as VP, Head of Business Development and Strategy at Vedanta Biosciences, a biotechnology company developing medicines to modulate immune responses. Before that, from November 2015 to May 2018, he was a Senior Director of Business Development at Celgene Corporation (formerly Nasdaq: CELG) (acquired by Bristol-Myers Squibb Company). Prior to joining Celgene, Mr. Chakma held various roles in biotech and pharmaceutical business development, financing and investments at Receptos, Inc. (formerly Nasdaq: RCPT) (acquired by Celgene), Auspex Pharmaceuticals, Inc. (formerly Nasdaq: ASPX) (acquired by Teva Pharmaceutical Industries Ltd.), and Thomas, McNerney & Partners, a venture capital firm. Mr. Chakma holds an M.B.A. from the Wharton School of the University of Pennsylvania, and bachelor’s degrees in neuroscience and economics from the University of Toronto.

Brian T. Dorsey, MSc, has served as our Chief Operating Officer since December 2022 and previously served as our Senior Vice President of Operations and Project Management from the closing of the Merger in November 2022 to December 2022. From October 2018 to December 2022, Mr. Dorsey served as Private ARS Pharma’s Senior Vice President of Operations and Project Management. He has served in the pharmaceutical and biotechnology industries for more than 20 years providing high-level drug development, regulatory and QC/QA leadership of pharmaceutical candidates from early development through FDA approval. Mr. Dorsey is a founding partner at MagnaSci Ventures, a healthcare fund focused on investing in early-stage life science companies. He is a founder of numerous companies including Kalyra Pharmaceuticals, Sorriso Pharmaceuticals and Septum Solutions. Prior to joining the Company, Mr. Dorsey was Chief Development Officer for Apricus BioSciences (Nasdaq: APRI) from December 2014 to October 2018. Mr. Dorsey has also held various senior management positions including Senior Vice President of Research and Development and Chief Compliance Officer of Pernix Therapeutics Holding; Senior Vice President of Technical Operations and Regulatory Affairs for Somaxon Pharmaceuticals; Head of Project Management, Medical Writing and Library Services at Maxim Pharmaceuticals; Head of Biopharmaceutical Project Management of Baxter Bioscience and Manager of Chemistry, Manufacturing, and Control for Chugai Biopharmaceuticals. Mr. Dorsey has held several positions within the Agouron/Warner Lambert/Pfizer organization and has lead development projects in the antiviral, oncology, and ophthalmology therapeutic areas. He serves on the board of directors for Forward Sciences, Forge Therapeutics and Blacksmith Medicines. Mr. Dorsey received his Master of Science in Executive Leadership and his B.A. in chemistry from the University of San Diego.

Alexander A. Fitzpatrick, J.D., has served as our Chief Legal Officer since December 2022. From 2004 through 2022, Mr. Fitzpatrick served as general counsel to several public and private commercial stage pharmaceutical, biotechnology and other technology companies. From 2017 through

2022, Mr. Fitzpatrick served as Executive Vice President, General Counsel and Secretary of Evofem Biosciences, Inc.; from 2014 through 2016, as Chief Legal Officer and Secretary of Kyriba Corporation; from 2010 to 2014 as Senior Vice President, General Counsel, Compliance Officer and Secretary of Verenium Corporation, from 2004 to 2010 as Senior Vice President, General Counsel and Secretary of Kintera, Inc (following the sale of Kintera, Mr. Fitzpatrick continued to serve in a similar position for a major division of Blackbaud, Inc.). Prior to moving in-house, Mr. Fitzpatrick was a member of the business and corporate departments with the law firms Cooley LLP and Latham & Watkins LLP in San Diego, and Rogers & Wells LLP (now Clifford Chance) in London. Mr. Fitzpatrick represented pharmaceutical, healthcare and other technology companies, investment banks and venture capitalists in a variety of transactions including numerous collaborations, mergers and acquisitions, intellectual property matters, licensing and financing activity. Mr. Fitzpatrick received a B.S. in mathematics from Georgetown University and a J.D. from the University of California, Berkeley (Boalt Hall).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2023, by: (i) each of our directors; (ii) each of our Named Executive Officers in the Summary Compensation Table; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and/or 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 94,448,028 shares outstanding on March 31, 2023, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is c/o ARS Pharmaceuticals, Inc., 11682 El Camino Real, Suite 120, San Diego, California 92130.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
5% Stockholders:
Entities affiliated with Deerfield Management Company, L.P.(1)	11,077,927	11.7%
The Pratik Shah Living Trust(2)	10,156,204	10.8%
Entities affiliated with OrbiMed Advisors LLC(3)	8,812,157	9.3%
Robert G. Bell, Ph.D.(4)	8,563,965	9.1%
FMR LLC(5)	5,369,362	5.7%
Named Executive Officers and Directors:
Richard Lowenthal, M.S., MSEL(6)	7,422,432	7.9%
Sarina Tanimoto, M.D., M.B.A.(7)	6,265,170	6.6%
Eric Karas(8)	614,588	*
Laura Shawver, Ph.D.(9)	2,023,733	2.1%
Jeffrey Pepe, Ph.D., J.D.(10)	412,943	*
Valerie Odegard, Ph.D.(11)	939,582	1.0%
Jonathan Piazza(12)	617,668	*
Rajeev Dadoo, Ph.D.	0	*
Saqib Islam, J.D.(13)	168,687	*
Michael Kelly(14)	271,837	*
Peter Kolchinsky, Ph.D.(15)	3,009,678	3.2%
Jonathan S. Leff	0	*
Brenton L. Saunders(16)	744,597	*
Phillip Schneider(17)	230,470	*
Pratik Shah, Ph.D.(18)	10,510,774	11.1%
Peter A. Thompson, M.D.(19)	71,270	*
All current executive officers and directors as a group (17 persons)(20)	33,604,058	35.6%

*	Represents beneficial ownership of less than 1%.

Beneficial ownership is determined in accordance with SEC rules and includes any shares as to which the stockholder has sole or shared voting power or investment power as well as any shares that the stockholder has the right to acquire within 60 days of March 31, 2023, whether through the exercise, settlement or conversion of any stock option, restricted stock units, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(1)

Consists of 5,538,964 shares of common stock held by Deerfield Private Design Fund III, L.P. (“Deerfield PDF III”) and 5,538,963 shares of common stock held by Deerfield Private Design Fund IV, L.P. (“Deerfield PDF IV”). Deerfield Mgmt III, L.P. (“Deerfield Mgmt III”) is the general partner of Deerfield PDF III, and Deerfield Mgmt IV, L.P. (“Deerfield Mgmt IV”) is the general partner of Deerfield PDF IV. Deerfield Management Company, L.P. (“Deerfield Management”) is the investment manager of each of the Deerfield PDF III and Deerfield PDF IV, and as a result may be deemed to have beneficial ownership of such shares. James E. Flynn is the managing member of the general partner of each of Deerfield Mgmt III, Deerfield Mgmt IV and Deerfield Management, and as a result may be deemed to have beneficial ownership of such shares. Each of Mr. Flynn and the entities listed in this footnote (collectively, the “Deerfield Entities”) has shared voting and investment control over the shares held or beneficially owned by such person or entity. The address of Mr. Flynn and the Deerfield Entities is 345 Park Avenue, 12th Floor, New York, New York 10010. This information is based on a Schedule 13D filed with the SEC on November 18, 2022, reporting holdings as of November 8, 2022.

(2)

Consists of 10,156,204 shares of common stock held by The Pratik Shah Living Trust dated June 15, 2011 (“Shah Trust”). Pratik Shah, Ph.D. is the trustee of the Shah Trust and in such capacity has the sole power to vote and dispose of the shares held by such trust. The address for the Shah Trust is 6005 Hidden Valley Road, Suite 110, Carlsbad, CA 92011. This information is based on a Schedule 13D filed with the SEC on November 18, 2022, reporting holdings as of November 8, 2022.

(3)

Consists of (i) 7,519,187 shares of common stock held by OrbiMed Private Investments VI, LP (“OPI VI”), (ii) 269,323 shares of common stock held by OPI VI – IP Holdco LLC (“HoldCo”), (iii) 952,377 shares of common stock held by OrbiMed Partners Master Fund Limited (“OPM”) and (iv) the shares described in footnote (19) below. OrbiMed Capital GP VI LLC (“GP VI”) is the general partner of OPI VI. OPI VI—IP TopCo LLC (“TopCo”) is the sole member of HoldCo. OrbiMed Private Investments VI—IP, LP (“OPI VI IP”) is the sole member of TopCo. GP VI is the general partner of OPI VI IP. OrbiMed Advisors LLC (“Advisors”) is the managing member of GP VI. By virtue of such relationships, GP VI and Advisors may be deemed to have voting and investment power with respect to the shares held by OPI VI and HoldCo and as a result may be deemed to have beneficial ownership of such shares. Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild. OrbiMed Capital LLC (“OrbiMed Capital”) is the investment advisor of OPM. OrbiMed Capital exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild. Peter A. Thompson, a member of Advisors, is a member of the board of directors of the Company. From time to time, Dr. Thompson may receive stock options or other awards of equity-based compensation pursuant to the Company’s compensation arrangements for non-employee directors. Pursuant to an agreement with Advisors and GP VI, Dr. Thompson is obligated to transfer any securities issued under any such stock options or other awards, or the economic benefit thereof, to Advisors and GP VI, which will in turn ensure that such securities or economic benefits are provided to OPI VI. Each of GP VI, Advisors, OrbiMed Capital, the members of the management committee of Advisors and OrbiMed Capital, and Dr. Thompson disclaims beneficial ownership of the shares held by OPI VI, HoldCo, OPM, and Dr. Thompson, as applicable, except to the extent of its or his pecuniary interest therein if any. The address for each of these entities is 601 Lexington Avenue, 54th Floor, New York, New York 10022. This information is based on a Schedule 13D filed with the SEC on December 11, 2020, as amended on November 30, 2022, reporting holdings as of November 8, 2022.

(4)

Consists of (i) 8,463,504 shares of common stock held by Dr. Bell and (ii) 100,461 shares of common stock that Dr. Bell has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, 36,566 shares of which will be unvested but exercisable as of May 30, 2023 and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by the Company.

(5)

FMR LLC has sole voting and investment control over 5,367,909 shares of common stock it holds, and sole investment control over the remaining 1,453 shares of common stock it holds. Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC and may be deemed to have sole investment control and beneficial ownership over all FMR LLC shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. This information is based on a Schedule 13G/A filed with the SEC on February 9, 2023, reporting holdings as of December 31, 2022.

(6)

Consists of (i) 5,176,822 shares of common stock held by Mr. Lowenthal, (b) 1,772,850 shares of common stock held by the Richard E. Lowenthal Charitable Remainder Unitrust Dated January 7, 2020 (“Lowenthal Charitable Trust”), and (c) 472,760 shares of common stock that Mr. Lowenthal has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, 192,060 shares of which will be unvested but exercisable as of May 30, 2023 and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by the Company. Mr. Lowenthal is the trustee of the Lowenthal Charitable Trust and in such capacity has the sole power to vote and dispose of the shares held by such trust. Dr. Tanimoto is Mr. Lowenthal’s spouse, and as such, she may be deemed to have shared voting and investment control over the shares beneficially owned by Mr. Lowenthal. The shares, however, do not include the shares set forth in footnote (7) below.

(7)

Consists of (i) 4,326,854 shares of common stock held by Dr. Tanimoto, (b) 1,772,850 shares of common stock held by the Sarina Tanimoto Charitable Remainder Unitrust Dated January 7, 2020 (“Tanimoto Charitable Trust”), and (c) 165,466 shares of common stock that Dr. Tanimoto has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, 67,221 shares of which will be unvested but exercisable as of May 30, 2023 and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by the Company. Dr. Tanimoto Lowenthal is the trustee of the Tanimoto Charitable Trust and in such capacity has the sole power to vote and dispose of the shares held by such trust. Mr. Lowenthal is Dr. Tanimoto’s spouse, and as such, he may be deemed to have shared voting and investment control over the shares beneficially owned by Dr. Tanimoto. The shares, however, do not include the shares set forth in footnote (6) above.
(8)

Consists of 614,588 shares of common stock that Mr. Karas has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, 448,138 shares of which will be unvested but exercisable as of May 30, 2023 and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by the Company.

(9)

Consists of (i) 210,346 shares of common stock held by Dr. Shawver and (ii) 1,813,387 shares of common stock that Dr. Shawver has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options.

(10)

Consists of (i) 103,293 shares of common stock held by Dr. Pepe and (ii) 309,650 shares of common stock that Dr. Pepe has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options.

(11)

Consists of (i) 382,236 shares of common stock held by Dr. Odegard and (ii) 557,346 shares of common stock that Dr. Odegard has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options.

(12)

Consists of (i) 54,723 shares of common stock held by Jonathan Piazza and (ii) 562,945 shares of common stock that Mr. Piazza has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options.

(13)

Consists of (i) 15,239 shares of common stock held by Mr. Islam and (ii) 153,448 shares of common stock that Mr. Islam has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options.

(14)

Consists of (i) 83,225 shares of common stock held by The 2019 Michael Kelly Irrevocable Deed of Trust and (ii) 188,612 shares of common stock that Mr. Kelly has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, 62,379 shares of which will be unvested but exercisable as of May 30, 2023 and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by the Company. Joan C. Kelly is the trustee of The 2019 Michael Kelly Irrevocable Deed of Trust and in such capacity has the sole power to vote and dispose of the shares held by such trust. Mrs. Kelly is Mr. Kelly’s spouse and Mr. Kelly may be deemed to share voting and dispositive power over the shares held by The 2019 Michael Kelly Irrevocable Deed of Trust.

(15)

Consists of 2,106,774 shares of common stock held by RA Capital Healthcare Fund, L.P. (“Healthcare Fund”) and 902,904 shares of common stock held by RA Capital Nexus Fund II, L.P. (“Nexus Fund II”). RA Capital Management, L.P. (“RA Adviser”) is the investment manager for Healthcare Fund and Nexus Fund II. RA Capital Management GP, LLC (“Adviser GP”) is the general partner of RA Adviser. Dr. Kolchinsky is a managing member of Adviser GP, and as a result may be deemed to have shared voting and investment control of the shares. Dr. Kolchinsky disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein, and except for the purpose of determining its obligations under Section 13(d) of the Exchange Act.

(16)

Consists of 744,597 shares of common stock that Mr. Saunders has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, 356,787 shares of which will be unvested but exercisable as of May 30, 2023 and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by the Company.

(17)

Consists of 230,470 shares of common stock that Mr. Schneider has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, 40,456 shares of which will be unvested but exercisable as of May 30, 2023 and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by the Company.

(18)

Consists of (i) the shares described in footnote (2) above and (ii) 354,570 shares of common stock that Dr. Shah has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, 187,135 shares of which will be unvested but exercisable as of May 30, 2023 and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by the Company.

(19)	Consists of 71,270 shares of common stock that Dr. Thompson has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options.
(20)

Consists of (i) the shares described in footnotes (6) through (9) and footnotes (13) through (19) above and (ii) the following shares of common stock beneficially owned by our other current executive officers (which includes Ms. Scott, Mr. Chakma, Mr. Dorsey, and Mr. Fitzpatrick) in the aggregate: (i) 236,380 shares of common stock and (ii) 2,034,442 shares of common stock that may be acquired within 60 days of March 31, 2023 pursuant to the exercise of options, 757,470 shares of which will be unvested but exercisable as of May 30, 2023 and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

Overview

The Compensation Committee of the Board of Directors and the Board of Directors administer our compensation programs.

Our principal executive officer and anyone serving as our principal executive officer during the year ended December 31, 2022, our two other most highly compensated executive officers who were serving at December 31, 2022 and two additional individuals who would have been named executive officers but for the fact that they were not serving as executive officers at December 31, 2022 (“Named Executive Officers”) are:

•	Richard Lowenthal, M.S., MSEL, our President and Chief Executive Officer;

•	Sarina Tanimoto, M.D., M.B.A., our Chief Medical Officer;

•	Eric Karas, our Chief Commercial Officer;

•	Laura Shawver, Ph.D., our former Chief Executive Officer;

•	Jeffrey Pepe, Ph.D., J.D., our former Interim Chief Executive Officer;

•	Valerie Odegard, Ph.D., our former President and Chief Scientific Officer

•	Jonathan Piazza, our former Chief Financial Officer.

SUMMARY COMPENSATION TABLE FOR FISCAL 2022 AND 2021

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Richard Lowenthal, M.S., MSEL(4)	2022	74,630		100,000	(5)	—	—		188,076	113,642	(6)	476,348
President and Chief Executive Officer
Sarina Tanimoto, M.D., M.B.A. (4)	2022	70,893		—		—	—		153,144	114,110	(7)	338,147
Chief Medical Officer
Eric Karas(4)	2022	68,333		—		—	—		147,600	6,691	(8)	222,624
Chief Commercial Officer
Laura Shawver, Ph.D.	2022	405,504	(9)	—		347,912	1,426,833	(10)	—	3,634,797	(11)	5,815,046
Former Chief Executive Officer	2021	530,000		—		—	—		291,500	—		821,500
Jeffrey Pepe, Ph.D., J.D.	2022	364,111		—		161,210	476,875	(12)	—	1,282,654	(13)	2,284,850
Former Interim Chief Executive Officer
Valerie Odegard, Ph.D.	2022	336,234		—		222,053	801,523	(14)	—	1,589,592	(15)	2,949,402
Former President and Chief Scientific Officer	2021	440,000		—		—	—		193,600	—		633,600
Jonathan Piazza	2022	313,411		—		192,189	650,456	(16)	—	1,208,860	(17)	2,364,916
Former Chief Financial Officer	2021	425,000		—		—	—		187,000	—		612,000

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the restricted stock units granted in the applicable year. These amounts have been computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

Assumptions used in the calculation of these amounts are described (i) with respect to ARS Pharma and Private ARS Pharma, in Note 10 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, and (ii) with respect to Silverback, in Note 9 to our unaudited financial statements in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2022. These amounts do not reflect the actual economic value that will be realized by our Named Executive Officers upon the vesting of the restricted stock units or the sale of the common stock underlying such restricted stock units.
(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted in the applicable year. These amounts have been computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described (i) with respect to ARS Pharma and Private ARS Pharma, in Note 10 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, and (ii) with respect to Silverback, in Note 9 to our unaudited financial statements in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2022. These amounts do not reflect the actual economic value that will be realized by our Named Executive Officers upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(3)

These amounts represent cash bonuses earned in the applicable year based upon the achievement of Company objectives for the applicable year. Amounts listed for Mr. Lowenthal, Dr. Tanimoto and Mr. Karas were paid following the Merger and, as such, were not pro-rated for the portion of the year such Named Executive Officers were employed by us.

(4)

Mr. Lowenthal, Dr. Tanimoto and Mr. Karas became executive officers of the Company upon the closing of the Merger on November 8, 2022. All compensation reported for 2022 reflects compensation paid by us following the Merger for the year ended December 31, 2022.

(5)	Mr. Lowenthal received a $100,000 discretionary bonus with respect to his 2022 performance.
(6)

Represents (i) approximately $107,809 paid to Pacific-Link Consulting LLC following the Merger pursuant to the 2022 PLC Consulting Agreement See “Certain Related-Person Transactions— Private ARS Pharma Related Party Transactions—Consulting Arrangements” for more information about the 2022 PLC Consulting Agreement, and (ii) approximately $5,833 for 401(k) matching contributions. Mr. Lowenthal did not perform any of the consulting services provided to us in 2022 pursuant to the 2022 PLC Consulting Agreement but he is an owner of PLC.

(7)

Represents (i) approximately $107,809 paid to Pacific-Link Consulting LLC following the Merger pursuant to the 2022 PLC Consulting Agreement See “Certain Related-Person Transactions— Private ARS Pharma Related Party Transactions—Consulting Arrangements” for more information about the 2022 PLC Consulting Agreement, and (ii) approximately $6,301 for 401(k) matching contributions. Dr. Tanimoto did not perform any of the consulting services provided to us in 2022 pursuant to the 2022 PLC Consulting Agreement but she is an owner of PLC.

(8)	Represents approximately $6,691 for 401(k) matching contributions.
(9)

Represents (i) approximately $399,586 for Dr. Shawver’s salary as CEO of Silverback Therapeutics prior to the close of the Merger and (ii) $5,918 for Board of Directors fees subsequent to the close of the Merger, upon which Dr. Shawver was appointed to the Board of Directors for ARS Pharmaceuticals.

(10)

Represents (i) approximately $1,162,816, which represents the aggregate grant date fair value of stock option awards granted to Dr. Shawver computed as of the grant date in accordance with FASB ASC Topic 718 and (ii) $264,017, which represents the incremental increase in fair value of option awards granted to Dr. Shawver that were amended to extend the post-termination exercise period in connection with the Merger computed as of the modification date in accordance with FASB ASC Topic 718.

(11)

Represents (i) approximately $1,920,393, which represents severance benefits for which Dr. Shawver was entitled in connection with her termination and the closing of the Merger, (ii) $1,700,679, which represents the intrinsic value of stock options and restricted stock unit awards granted to Dr. Shawver that were accelerated in connection with the Merger, net of any amounts already included in the Stock Awards or the Option Awards columns, (iii) $1,524 in life insurance premiums paid on behalf of Dr. Shawver and (iv) $12,200 for 401(k) matching contributions.

(12)

Represents (i) approximately $405,385, which represents the aggregate grant date fair value of stock option awards granted to Dr. Pepe computed as of the grant date in accordance with FASB ASC Topic 718 and (ii) $71,490, which represents the incremental increase in fair value of option awards granted to Dr. Pepe that were amended to extend the post-termination exercise period in connection with the Merger computed as of the modification date in accordance with FASB ASC Topic 718.

(13)

Represents (i) approximately $990,310 for severance benefits for which Dr. Pepe was entitled in connection with his termination and the closing of the Merger, (ii) $279,104, which represents the intrinsic value of stock options and restricted stock unit awards granted to Dr. Pepe that were accelerated in connection with the Merger, net of any amounts already included in the Stock Awards or the Option Awards columns, (iii) approximately $1,040 in life insurance premiums paid on behalf of Dr. Pepe and (iv) $12,200 for 401(k) matching contributions.

(14)

Represents (i) approximately $672,336, which represents the aggregate grant date fair value of stock option awards granted to Dr. Odegard computed as of the grant date in accordance with FASB ASC Topic 718 and (ii) $129,187, which represents the incremental increase in fair value of option awards granted to Dr. Odegard that were amended to extend the post-termination exercise period in connection with the Merger computed as of the modification date in accordance with FASB ASC Topic 718.

(15)

Represents (i) approximately $1,116,129 for severance benefits for which Dr. Odegard was entitled in connection with her termination and the closing of the Merger, (ii) $461,083, which represents the intrinsic value of stock options and restricted stock unit awards granted to Dr. Odegard that were accelerated in connection with the Merger, net of any amounts already included in the Stock Awards or the Option Awards columns, (iii) approximately $180 in life insurance premiums paid on behalf of Dr. Odegard and (iv) $12,200 for 401(k) matching contributions.
(16)

Represents (i) approximately $542,045, which represents the aggregate grant date fair value of stock option awards granted to Mr. Piazza computed as of the grant date in accordance with FASB ASC Topic 718 and (ii) $108,411, which represents the incremental increase in fair value of option awards granted to Mr. Piazza that were amended to extend the post-termination exercise period in connection with the Merger computed as of the modification date in accordance with FASB ASC Topic 718.

(17)

Represents (i) approximately $1,036,808 for severance benefits for which Mr. Piazza was entitled in connection with his termination and the closing of the Merger, (ii) $159,672, which represents the intrinsic value of stock options and restricted stock unit awards granted to Dr. Odegard that were accelerated in connection with the Merger, net of any amounts already included in the Stock Awards or the Option Awards columns, (iii) approximately $180 in life insurance premiums paid on behalf of Mr. Piazza and (iv) $12,200 for 401(k) matching contributions.

Narrative Disclosure to Summary Compensation Table

The elements of the compensation program for our Named Executive Officers include: base salary; an annual cash (non-equity) incentive plan bonus; long-term equity awards; and, when determined necessary, limited perquisites. Our Named Executive Officers are (or were in the case of former executive officers) entitled to severance benefits under our Change in Control and Severance Benefit Plan (see “Potential Payments Upon Termination or Change of Control” below).

Annual Base Salary

Base salaries for our Named Executive Officers are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels of compensation paid by our peer companies and after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we draw upon the expertise of our independent compensation consultant, who provides comparative compensation data from similar sized companies in our industry. We also draw upon the experience of members of our Board of Directors with other companies. The Compensation Committee has not previously applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

The compensation of our Named Executive Officers other than Mr. Lowenthal and Dr. Shawver is generally determined and approved by our Compensation Committee. The compensation of Mr. Lowenthal is, and when Dr. Shawver was serving as our Chief Executive Officer was, determined and approved by our Board of Directors without members of management present, based on recommendations from our Compensation Committee.

The 2022 annual base salaries for our Named Executive Officers are set forth in the table below.

Name	2022 Base Salary ($)
Richard Lowenthal, M.S., MSEL(1)	447,800
Sarina Tanimoto, M.D., M.B.A.(2)	425,400
Eric Karas(3)	410,000
Laura Shawver, Ph.D.(4)	574,255
Jeffrey Pepe, Ph.D., J.D.(5)	405,546
Valerie Odegard, Ph.D.(6)	471,240
Jonathan Piazza(7)	437,750

(1)

Mr. Lowenthal joined us as our President and Chief Executive Officer upon the closing of the Merger in November 2022 at an annual salary of $447,800. In December 2022, our Board of Directors increased his annual salary to $620,000 effective January 1, 2023.

(2)

Dr. Tanimoto joined us as our Chief Medical Officer upon the closing of the Merger in November 2022 at an annual salary of $425,400. In December 2022, our Compensation Committee increased her annual salary to $473,300 effective January 1, 2023.

(3)

Mr. Karas joined us as our Chief Commercial Officer upon the closing of the Merger in November 2022 at an annual salary of $410,000. In December 2022, our Compensation Committee increased his annual salary to $452,000 effective January 1, 2023.

(4)	In January 2022, our Board of Directors increased Dr. Shawver’s annual salary to $574,255 for 2022.
(5)	In January 2022, our Compensation Committee increased Dr. Pepe’s annual salary to $405,546 for 2022.
(6)	In January 2022, our Compensation Committee increased Dr. Odegard’s annual salary to $471,240 for 2022.
(7)	In January 2022, our Compensation Committee increased Mr. Piazza’s annual salary to $437,750 for 2022.

Annual Performance-Based Bonus Opportunity

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. In 2022, each of our Named Executive Officers was eligible to receive an annual performance bonus based on the achievement of performance goals as determined by our Board of Directors or an authorized committee thereof. Each Named Executive Officer has a target bonus represented as a percentage of base salary (a “target bonus percentage”) each of which is set forth below. In January 2022, our Board of Directors approved the following target bonus percentages:

Name	2022 Target Bonus
Laura Shawver, Ph.D.	50%
Jeffrey Pepe, Ph.D., J.D.	40%
Valerie Odegard, Ph.D.	40%
Jonathan Piazza	40%

In addition, the board of directors of Private ARS Pharma approved the following target bonus percentages for our Named Executive Officers who were executive officers of Private ARS Pharma prior to the Merger:

Name	2022 Target Bonus
Richard Lowenthal, M.S., MSEL	35%
Sarina Tanimoto, M.D., M.B.A.	30%
Eric Karas	30%

The annual corporate performance goals are generally tied to achievement of research, clinical, and regulatory milestones related to our clinical development programs. The Compensation Committee and our Board of Directors reviews the Company’s achievement of the corporate goals in their totality, taking into account the Company’s overall performance for the year.

For each of Dr. Shawver, Dr. Pepe, Dr. Odegard and Mr. Piazza, the payment of 2022 annual performance bonuses were made pursuant to our Change in Control and Severance Benefit Plan upon the closing of the Merger. See “—Summary Compensation Table for Fiscal 2022 and 2021” above and “—Potential Payments Upon Termination or Change in Control” below for a description of these payments.

For each of Mr. Lowenthal, Dr. Tanimoto and Mr. Karas, 2022 annual performance bonuses were based on achievement of Private ARS Pharma’s corporate goals. The corporate goals established and achieved for 2022 included various research and development activities and objectives related to clinical trials, regulatory submission objectives and capital raising objectives. In November 2022, our Compensation Committee determined that 2022 corporate goals had been achieved for each of Dr. Tanimoto and Mr. Karas at 120%, resulting in annual performance bonuses of $153,144 for Dr. Tanimoto and $147,600 for Mr. Karas. In December 2022, our Board of Directors determined that 2022 corporate goals had been achieved for Mr. Lowenthal at 120%, resulting in an annual performance bonus of $188,076. We also awarded a discretionary bonus of $100,000 to Mr. Lowenthal in 2022 in recognition of Mr. Lowenthal’s contributions towards the Company’s achievement of the 2022 corporate goals, as reflected in the “Bonus” column of the Summary Compensation Table above.

Equity-Based Incentive Awards

Our long-term, equity-based incentive awards are designed to align the interests of our executive officers and our other employees, non-employee directors, and consultants with the interests of our stockholders. Because vesting is generally subject to continued service over a period of several years following the date of grant, our equity-based incentives also serve as a retention device for executive officers, employees and other service providers. We generally provide initial equity-based incentive awards in connection with the commencement of employment of our executive officers as an inducement to commencement of employment, and we generally granted annual refresher equity-based incentive awards to our executive officers at or shortly following the end of each year, each of which are subject to vesting over a period of multiple years in order to facilitate retention. The stock option grants are intended to create a direct link between our executives’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the option grant if the value of our stock increases following the option grant date. We also believe that if our executives own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. Our stock option awards are granted subject to vesting restrictions, so they are earned over a period of years during the executive officer’s continued service with us following the option grant date. We also believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management, and other employees.

In January 2022, the board of directors of Silverback approved a shift in annual refresher equity-based incentive awards to our executive officers from 100% options to a mix of 75% options and 25% restricted stock units which were first granted beginning in 2022. Following the Merger, our Compensation Committee and Board of Directors approved 2023 annual refresh equity-based incentive awards to our executive officers consisting of 100% options. Our Compensation Committee will consider whether to grant other award types in the future.

In addition, in January 2022 and April 2022, our Compensation Committee and Board of Directors approved certain retention grants to the executive officers and other employees of Silverback which were granted in February 2022 and May 2022.

All stock options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events, as described in more detail under the subsections titled “—Potential Payments and Benefits upon Termination or Change in Control.”

Other Compensation and Benefits

All of our Named Executive Officers are (or were in the case of former executive officers) eligible to participate in our employee benefit plans, including our medical, dental, vision and life plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death, and dismemberment insurance for all of our employees, including our Named Executive Officers. We generally do not provide perquisites or personal benefits to our Named Executive Officers.

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. In 2022, Silverback matched 100% of contributions up to 4% of an employee’s eligible compensation. In June 2022 ARS Pharma began matching 100% of contributions up to 5% of an employee’s eligible compensation. Currently, we do not make discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity incentive plan awards held by each Named Executive Officer as of December 31, 2022.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price Per Share ($)(2)	Option Expiration Date
Richard Lowenthal, M.S., MSEL	12/17/2019	236,380	(3)(4)	0	0.84	12/16/2029
	12/14/2021	236,380	(3)(5)	0	1.44	12/13/2031
Sarina Tanimoto, M.D., M.B.A.	12/17/2019	82,733	(3)(4)	0	0.84	12/16/2029
	12/14/2021	82,733	(3)(5)	0	1.44	12/13/2031
Eric Karas	5/24/2022	614,588	(3)(6)	0	1.50	5/23/2032
Laura Shawver, Ph.D.	4/29/2020	622,850	(7)	0	1.27	4/28/2030	(8)
	10/1/2020	222,192	(9)	0	6.65	9/30/2030	(8)
	12/3/2020	562,631	(10)	0	21.00	12/2/2030	(8)
	2/1/2022	165,000	(11)	0	4.85	1/31/2032	(8)
	2/1/2022	104,500	(12)	0	4.85	1/31/2032	(8)
	5/2/2022	136,214	(13)	0	3.15	5/1/2032	(8)
Jeffrey Pepe, Ph.D., J.D.	9/11/2019	5,920	(14)	0	1.68	11/8/2023	(8)
	4/29/2020	21,999	(15)	0	1.27	11/8/2023	(8)
	10/1/2020	26,932	(9)	0	6.65	11/8/2023	(8)
	12/3/2020	102,039	(10)	0	21.00	11/8/2023	(8)
	2/1/2022	44,999	(11)	0	4.85	11/8/2023	(8)
	2/1/2022	28,500	(12)	0	4.85	11/8/2023	(8)
	5/2/2022	79,261	(13)	0	3.15	11/8/2023	(8)
Valerie Odegard, Ph.D.	12/15/2016	38,030	(16)	0	2.31	11/8/2023	(8)
	4/29/2020	133,688	(17)	0	1.27	11/8/2023	(8)
	10/1/2020	61,944	(9)	0	6.65	11/8/2023	(8)
	12/3/2020	364,904	(10)	0	21.00	11/8/2023	(8)
	2/1/2022	98,438	(11)	0	4.85	11/8/2023	(8)
	2/1/2022	49,875	(12)	0	4.85	11/8/2023	(8)
	5/2/2022	90,467	(13)	0	3.15	11/8/2023	(8)
Jonathan Piazza	11/5/2020	290,582	(18)	0	10.25	11/8/2023	(8)
	12/3/2020	74,730	(10)	0	21.00	11/8/2023	(8)
	2/1/2022	67,500	(11)	0	4.85	11/8/2023	(8)
	2/1/2022	42,750	(12)	0	4.85	11/8/2023	(8)
	5/2/2022	87,383	(13)	0	3.15	11/8/2023	(8)

(1)

Option awards listed for Mr. Lowenthal, Dr. Tanimoto and Mr. Karas reflect option awards that were granted under the Private ARS Pharma 2018 Equity Incentive Plan (the “Private ARS Pharma 2018 Plan”), as adjusted in accordance with the Merger Agreement. Upon the closing of the Merger we assumed the Private ARS Pharma 2018 Plan and each outstanding and unexercised option granted under the Private ARS Pharma 2018 Plan (the “Private ARS Pharma Options”). At the effective time of the Merger, each Private ARS Pharma Option was converted into an option to purchase a number of shares of our common stock determined by multiplying (a) the number of shares of Private ARS Pharma common stock that were subject to such Private ARS Pharma Option by (b) 1.1819, and rounding the resulting number down to the nearest whole number of shares of our common stock, and the per share exercise price determined by dividing (x) the per share exercise price of such Private ARS Pharma Option by (B) 1.1819, and rounding the resulting exercise price up to the nearest whole cent. Option awards listed for Dr. Shawver, Dr. Pepe, Dr. Odegard and Mr. Piazza with grant dates prior to December 3, 2020 were granted under our 2016 Equity Incentive Plan (the “2016 Plan”). Option awards listed for Dr. Shawver, Dr. Pepe, Dr. Odegard and Mr. Piazza with grant dates on or after December 3, 2020 were granted under our 2020 Equity Incentive Plan (the “2020 Plan”).
(2)

Option awards listed for Mr. Lowenthal, Dr. Tanimoto and Mr. Karas were granted with a per share exercise price equal to the fair market value of Private ARS Pharma common stock on the grant date, as determined in good faith by the board of directors of Private ARS Pharma. Option awards listed for Dr. Shawver, Dr. Pepe, Dr. Odegard and Mr. Piazza were granted with a per share exercise price equal to the fair market value of our common stock on the grant date, as determined in good faith by our Board of Directors.

(3)	This option is early exercisable, and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by us.
(4)

This option vests over four years, with 1/4 vesting on the first anniversary of the vesting commencement date of January 1, 2020, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date. The option is subject to accelerated vesting in the event of a Change of Control during the optionholder’s Continuous Service (each as defined in the Private ARS Pharma 2018 Plan). In addition, the option is subject to accelerated vesting upon executive’s termination by us without cause or the executive’s resignation for good reason pursuant to the provisions of executive’s employment agreement with us. See “—Employment Agreements” below for more information.

(5)

This option vests over four years, with 1/4 vesting on the first anniversary of the vesting commencement date of December 1, 2021, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date. The option is subject to accelerated vesting in the event of a Change of Control during the optionholder’s Continuous Service (each as defined in the Private ARS Pharma 2018 Plan). In addition, the option is subject to accelerated vesting upon executive’s termination by us without cause or the executive’s resignation for good reason pursuant to the provisions of executive’s employment agreement with us. See “—Employment Agreements” below for more information.

(6)

This option vests over four years, with 1/4 vesting on the first anniversary of the vesting commencement date of April 1, 2022, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date. The option is subject to accelerated vesting in the event of a Change of Control during the optionholder’s Continuous Service (each as defined in the Private ARS Pharma 2018 Plan). In addition, the option is subject to accelerated vesting upon executive’s termination by us without cause or the executive’s resignation for good reason pursuant to the provisions of executive’s employment agreement with us. See “—Employment Agreements” below for more information.

(7)

This option was divided into three tranches with the following vesting schedules: (i) 481,736 shares commenced vesting on April 16, 2020, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date, of which 78,740 shares have been exercised; (ii) 146,829 shares commenced vesting on July 1, 2020, with 1/48th vesting in equal monthly installments, subject to continued service through each such vesting date, of which 79,213 shares have been exercised; and (iii) 152,238 shares commenced vesting on September 18, 2020, with 1/48th vesting in equal monthly installments, subject to continued service through each such vesting date. All shares were exercisable immediately, subject to a repurchase right in favor of us which lapses as the option vests. Upon the closing of the Merger, 100% of the unvested shares became vested in full.

(8)	In July 2022, our Board of Directors approved an amendment to the terms of the options to extend the post-termination exercise period for up to 12 months following a termination of service.
(9)

This option vested over four years commencing on September 22, 2020, with 1/48th vesting in equal monthly installments, subject to continued service through each such vesting date. Upon the closing of the Merger, 100% of the unvested shares became vested in full.

(10)

This option vested over four years commencing on December 3, 2020, with 1/48th vesting in equal monthly installments, subject to continued service through each such vesting date. Upon the closing of the Merger, 100% of the unvested shares became vested in full.

(11)

This option vested in equal monthly installments over the 48 months following February 1, 2022, subject to continued service through each such vesting date. Upon the closing of the Merger, 100% of the unvested shares became vested in full.

(12)

This option vested over four years, with 1/4 vesting on the first anniversary of the vesting commencement date of February 1, 2022, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date. Upon the closing of the Merger, 100% of the unvested shares became vested in full.

(13)	This option would have vested on May 2, 2023, subject to continued service through such date. Upon the closing of the Merger, 100% of the unvested shares became vested in full.
(14)

This option vested over four years, with 1/4 vesting on the first anniversary of the vesting commencement date of August 19, 2019, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date. Upon the closing of the Merger, 100% of the unvested shares became vested in full.

(15)

This option was divided into three tranches with the following vesting schedules: (i) 22,401 vested over four years, with 1/4 vesting on the first anniversary of the vesting commencement date of March 4, 2020, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date, of which 15,386 shares have been exercised; (ii) 17,619 vested over four years, with 1/4 vesting on the first anniversary of the vesting commencement date of July 1, 2020, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date, of which 10,643 shares have been exercised; and (iii) 18,268 vested over four years commencing on September 18, 2020, with 1/48th vesting in equal monthly installments, subject to continued service through each such vesting date, of which 10,260 shares have been exercised. Upon the closing of the Merger, 100% of the unvested shares became vested in full.
(16)

This option was divided into two tranches with the following vesting schedules: (i) 15,406 shares commenced vesting on October 24, 2016, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date; (ii) 22,624 shares commenced vesting on May 16, 2017, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date.

(17)

This option was divided into three tranches with the following vesting schedules: (i) 60,805 shares commenced vesting on March 4, 2020, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date; (ii) 47,312 shares commenced vesting on July 1, 2020, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date; and (iii) 49,054 shares commenced vesting on September 18, 2020, with 1/48th vesting in equal monthly installments, subject to continued service through each such vesting date, of which 23,483 shares have been exercised. Upon the closing of the Merger, 100% of the unvested shares became vested in full.

(18)

This option vested over four years, with 1/4 vesting on the first anniversary of the vesting commencement date of November 5, 2022, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date. All shares were exercisable immediately, subject to a repurchase right in favor of us which lapses as the option vests. Upon the closing of the Merger, 100% of the unvested shares became vested in full.

Options held by our Named Executive Officers are (or were in the case of former executive officers) eligible for accelerated vesting under specified circumstances. Please see the subsection titled “—Potential Payments Upon Termination or Change of Control” below for a description of such potential acceleration.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Pension Benefits

Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal years ended December 31, 2021 and 2022.

Nonqualified Deferred Compensation

Our Named Executive Officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the fiscal years ended December 31, 2021 and 2022.

Employment, Severance and Change in Control Agreements

Employment Agreements

Private ARS Pharma entered into employment agreements with each of Mr. Lowenthal, Dr. Tanimoto and Mr. Karas. Such agreements remained effective following the consummation of the Merger and are described below.

Richard Lowenthal, M.S., MSEL Private ARS Pharma entered into an executive employment agreement with Mr. Lowenthal in September 2018, which governs the current terms of his employment with us. Pursuant to the agreement, Mr. Lowenthal was entitled to an initial annual base salary of $400,000, which was increased to $430,560 effective January 1, 2021, to $447,800 effective January 1, 2022, and to $620,000 effective January 1, 2023, and is eligible to participate in our benefit plans as in effect from time to time.

Sarina Tanimoto, M.D., M.B.A. Private ARS Pharma entered into an executive employment agreement with Dr. Tanimoto as a part-time employee in September 2018, as amended in September 2021 to account for her status as a full-time employee, which governs the current terms of her employment with us. Pursuant to the agreement, Dr. Tanimoto was entitled to an initial annual base salary of $120,000, which was increased to $215,280 effective January 1, 2021, to $409,000 effective September 2021 pursuant to the amendment to her agreement, to $425,400 effective January 1, 2022 and to $473,300 effective January 1, 2023. Dr. Tanimoto’s employment agreement also provides that she is eligible to participate in our benefit plans as in effect from time to time.

Eric Karas Private ARS Pharma entered into an executive employment agreement with Mr. Karas in February 2022, which governs the current terms of his employment with us. Pursuant to the agreement, Mr. Karas is entitled to an initial annual base salary of $410,000, which was increased to $452,000 effective January 1, 2023, and is eligible to participate in our benefit plans as in effect from time to time. In addition, the agreement provided that Mr. Karas was eligible for an annual bonus at the discretion of the board of directors of Private ARS Pharma. In connection with the commencement of his employment with Private ARS Pharma, and pursuant to the terms of his employment agreement, the board of directors of Private ARS Pharma granted Mr. Karas an option to purchase 520,000 shares of Private ARS Pharma’s common stock which vests over four years from the vesting commencement date with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date. Such option was assumed by us upon the closing of the Merger and became an option to purchase 614,588 shares of our common stock at an exercise price of $1.50 per share.

The respective employment agreements with Mr. Lowenthal, Dr. Tanimoto and Mr. Karas (each an “executive”) provide that, subject to the executive’s execution of a release of claims, if the executive’s employment is terminated by us without “Cause” (other than as a result of death or disability) or the executive resigns for “Good Reason” (each, as defined in the executive’s employment agreement), the executive will be entitled to receive: (i) continued payment of the executive’s final base salary for 12 months, (ii) premiums for the executive’s COBRA continuation health coverage for up to 12 months, and (iii) accelerated vesting of the outstanding unvested stock awards granted to the executive in an amount equal to the number of shares that would have vested had the executive remained employed by us for 12 months following termination or resignation.

For a description of the severance pay and other benefits to be provided in connection with a termination of employment and/or change in control under the arrangements with our Named Executive Officers, please see “Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a Named Executive Officer’s service terminates, each Named Executive Officer is entitled to receive amounts previously earned during his or her term of service, including accrued and unpaid salary and unused vacation pay, as applicable.

Equity Award Acceleration

In November 2020, our Board of Directors amended all outstanding options granted under our 2016 Plan, including options held by our executive officers, to provide that in the event of a “change of control” (as defined in our 2016 Plan) in which the surviving corporation or acquiring corporation (or its parent company) assumes or continues the option or substitutes a similar stock award for such option, then the portion of the option that has not vested as of the effective time of such change of control will continue to vest according to the vesting schedule in the applicable grant notice; provided, that such portion of the option will vest no less favorably than ratably over the 12 month period following the change of control. In addition, pursuant to the November 2020 amendment, if a change of control occurs and within three months prior to, or within 12 months after, the effective time of such change of control, the holder’s continuous service terminates due to an involuntary termination (not including death or “disability”) without “cause” or due to the holder’s voluntary termination with “good reason” (each, as defined in our 2016 Plan), then, as of the later of (i) the date of termination of continuous service and (ii) immediately prior to the effective time of such change of control, the vesting and exercisability of the option will be accelerated in full. Award agreements used to grant options to employees, including our executive officers, under our 2020 Plan include provisions that are similar to the foregoing.

Change in Control and Severance Benefit Plan

In November 2020, our Board of Directors approved the ARS Pharmaceuticals, Inc. Change in Control and Severance Benefit Plan (the “Severance Plan”), which became effective on December 3, 2020. The Severance Plan and the individual agreement with each participant in the Severance Plan, or the participation agreement, provide for severance benefits, including in connection with a “change in control” (as defined in the Severance Plan), for certain of our employees, including our executive officers, subject to execution and effectiveness of a release of claims. Except as otherwise provided in an individual participation agreement, the Severance Plan supersedes any change in control or severance benefit plan, policy or practice previously maintained by us, including any severance benefits set forth in any individually negotiated employment contract or agreement between us and an employee, unless such employment contract or agreement provides for benefits that are in substance more favorable to the employee.

The Severance Plan and the participation agreements with our executive officers provide that, in the event of an involuntary termination, which is either a termination without “cause” (not including death or “disability”) or a resignation for “good reason” (each, as defined in the Severance Plan), that occurs during the time period commencing three months prior to the closing of a change in control and ending 12 months following the closing of such change in control (such a termination, a “change in control termination” and such period, the “change in control period”), (i) Mr. Lowenthal will be, and Dr. Shawver was, entitled to a lump sum cash payment equal to 24 months of the executive officer’s base salary, a lump sum cash payment equal to 200% of the executive officer’s annual target cash bonus for the year in which the executive officer’s termination occurs, a lump sum cash payment equal to a prorated portion of the executive officer’s target annual cash bonus for the year in which the executive officer’s termination occurs, up to 18 months of continued group health plan benefits, and a lump sum payment in an amount equal to the premiums required to continue the executive officer’s group health plan benefits for an additional six months; and (ii) our other executive officers will each be, and in the case of Dr. Pepe, Dr. Odegard and Mr. Piazza were, entitled to a lump sum cash payment equal to 18 months of the executive officer’s base salary, 150% of the executive officer’s annual target cash bonus for the year in which the executive officer’s termination occurs, a lump sum cash payment equal to a prorated portion of the executive officer’s target annual cash bonus for the year in which the executive officer’s termination occurs, up to 18 months of continued group health plan benefits, and, other than for Mr. Piazza, 100% accelerated vesting of all outstanding stock options and other stock awards held by the executive officer. Additionally, pursuant to the terms of the Severance Plan and their participation agreements, all stock options and other stock awards held by Dr. Shawver and Mr. Piazza would automatically vest in full upon the closing of a change in control

(whether or not Dr. Shawver or Mr. Piazza experience an involuntary termination in connection with such change in control).

In addition, the Severance Plan and participation agreements with our executive officers provide that, in the event of an involuntary termination that occurs outside of the change in control period, (i) Mr. Lowenthal will be, and Dr. Shawver was, entitled to continued payment of the executive officer’s base salary for a period of 12 months and up to 12 months of continued group health plan benefits; and (ii) our other executive officers will each be, and in the case of Dr. Pepe, Dr. Odegard and Mr. Piazza were, entitled to continued payment of the executive officer’s base salary for a period of nine months and up to nine months of continued group health plan benefits. Notwithstanding the foregoing, pursuant Dr. Tanimoto’s and Mr. Karas’s executive employment agreement described in “Executive Employment Agreements” above, each shall be entitled to continued payment of their respective base salary for a period of 12 months and up to 12 months of continued group health plan benefits.

Effective upon the signing of the Merger Agreement, our Board of Directors approved certain amendments to the compensation arrangement of certain employees (the “Severance Amendments”), including Dr. Shawver, Dr. Pepe, Dr. Odegard and Mr. Piazza, pursuant to which (i) certain employees, including Dr. Shawver, Dr. Pepe, Dr. Odegard and Mr. Piazza who experience, or are deemed to experience, a change in control termination, will be eligible to receive an extension of the post-termination exercise period of the applicable employee’s stock options from three months to 12 months following a qualifying termination of service; and (ii) the executive officers will be eligible to receive severance benefits under the Severance Plan as if they each experience a change in control termination, regardless of whether such executive officer’s actual termination date occurs during the change in control period, subject to such executive officer’s execution and delivery of an effective general release of claims in favor of us and satisfaction of all other requirements set forth in the Severance Plan.

In connection with the Merger, each of Dr. Shawver, Dr. Pepe, Dr. Odegard and Mr. Piazza were entitled to the change in control and severance benefits provided above.

We believe that these severance benefits are an important element of our executive compensation and retention program, which has particular importance in the context of a corporate transaction because providing change in control related severance benefits also should eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential transactions that may be in the best interests of our stockholders. We also believe that our severance benefit arrangements with our Named Executive Officers are consistent with compensation arrangements provided in a competitive market for executive talent and the events triggering payment represent appropriate hurdles for the severance benefits. We further believe that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in the best interests of the Company.

Compensation Recovery Policies

The Board of Directors and the Compensation Committee have not determined whether they would attempt to recover bonuses from our executive officers if the performance objectives that led to the bonus determination were to be restated or found not to have been met to the extent originally believed by the Board of Directors or the Compensation Committee. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2022, with respect to all of our equity compensation plans in effect on that date.

Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2016 Equity Incentive Plan(1)	2,200,572	$4.05	—
2020 Equity Incentive Plan(2)	4,238,739	$3.05	3,079,688
2020 Employee Stock Purchase Plan(3)	—	$—	937,747
Private ARS Pharma 2018 Plan(4)	5,634,900	$1.20	294,113
Total equity compensation plans approved by security holders	12,074,211		4,311,548

Equity compensation plans not approved by security holders(5)	—	—	—
Total	12,074,211	—	4,311,548

(1)

Upon adoption of our 2020 Plan, we restricted future grants from our 2016 Plan. Shares of our common stock reserved for issuance under the 2016 Plan that are repurchased, forfeited, expired, or cancelled increase the number of shares of our common stock reserved for issuance under the 2020 Plan.

(2)

Under the terms of our 2020 Plan, the number of shares of our common stock reserved for issuance under our 2020 Plan will automatically increase on January 1 of each year through January 1, 2030 by a number of shares equal to (i) 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or (ii) a lesser amount determined by our Board of Directors.

(3)

Under the terms of our 2020 Employee Stock Purchase Plan (our “ESPP”), the number of shares of our common stock reserved for issuance under our ESPP will automatically increase on January 1 of each calendar year through January 1, 2030 by a number of shares equal to the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year; (ii) 700,000 shares; or (iii) a lesser amount determined by our Board of Directors.

(4)

Upon the closing of the Merger we assumed the Private ARS Pharma 2018 Plan and each outstanding and unexercised option granted under the Private ARS Pharma 2018 Plan (the “Private ARS Pharma Options”). At the effective time of the Merger, each Private ARS Pharma Option was converted into an option to purchase a number of shares of our common stock determined by multiplying (a) the number of shares of Private ARS Pharma common stock that were subject to such Private ARS Pharma Option by (b) 1.1819, and rounding the resulting number down to the nearest whole number of shares of our common stock, and the per share exercise price determined by dividing (x) the per share exercise price of such Private ARS Pharma Option by (B) 1.1819, and rounding the resulting exercise price up to the nearest whole cent. We do not intend to grant future stock options or other equity awards under the Private ARS Pharma 2018 Plan.

(5)	As of December 31, 2022, we did not have any equity compensation plans that were not approved by our stockholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table summarizes the compensation earned by or paid to each of the non-employee directors in 2022 with the exception of Laura Shawver, Ph.D., who served as Silverback’s Chief Executive Officer from April 2020 through August 2022. Dr. Shawver’s compensation for her service both as a member of our Board and as Silverback’s Chief Executive Officer are included in the Summary Compensation Table above.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2022

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)		All Other Compensation ($)		Total ($)
Pratik Shah, Ph.D.(3)	10,356	—		40,000	(7)	50,356
Rajeev Dadoo, Ph.D. (3)	9,616	—		—		9,616
Saqib Islam, J.D.	45,546	60,551	(8)	42,953	(9)	149,050
Michael Kelly(3)	7,397	—		—		7,397
Peter Kolchinsky, Ph.D. (3)	8,137	—		—		8,137
Jonathan S. Leff(3)(4)	7,767	—		—		7,767
Brenton L. Saunders(3)	5,918	—		—		5,918
Philip Schneider(3)	8,877	—		—		8,877
Peter A. Thompson, M.D.	65,836	59,492	(10)	—		125,328
Vickie L. Capps(5)	50,503	59,711	(11)	53,012	(9)	163,226
Robert Hershberg, M.D., Ph.D. (5)	41,087	64,528	(12)	37,090	(9)	142,705
Maria Koehler, M.D., Ph.D. (5)	41,943	59,362	(13)	—		101,305
Andrew Powell, J.D. (5)	42,799	64,510	(14)	—		107,309
Jonathan Root, M.D. (5)	40,659	59,492	(15)	—		100,151
Thilo Schroeder, Ph.D.(6)	—	—		—		—

(1)

Amounts listed represent the aggregate grant date fair value amount computed as of the grant date of each option awarded in 2022 in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included (i) with respect to ARS Pharma and Private ARS Pharma, in Note 10 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, and (ii) with respect to Silverback, in Note 9 to our unaudited financial statements in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)

The aggregate number of shares subject to outstanding stock options held as of December 31, 2022 by the non-employee directors who are listed in the table above, which includes grants made to the non-employee directors in 2022 and prior calendar years and grants made by Private ARS Pharma under the Private ARS Pharma 2018 Plan, are as follows: (i) 354,570 shares subject to outstanding stock options for Dr. Shah, (ii) no shares subject to outstanding stock options for Dr. Dadoo, (iii) 153,448 shares subject to outstanding stock options for Mr. Islam, (iv) 188,612 shares subject to outstanding stock options for Mr. Kelly, (v) no shares subject to outstanding stock options for Dr. Kolchinsky, (vi) no shares subject to outstanding stock options for Mr. Leff, (vii) 744,597 shares subject to outstanding stock options for Mr. Saunders, (viii) 230,470 shares subject to outstanding stock options for Mr. Schneider, (ix) 71,270 shares subject to outstanding stock options for Dr. Thompson, (x) 71,405 shares subject to outstanding stock options for Ms. Capps, (xi) 179,125 shares subject to outstanding stock options for Dr. Hershberg, (xii) 43,000 shares subject to outstanding stock options for Dr. Koehler, (xiii) 106,062 shares subject to outstanding stock options for Mr. Powell, (xiv) 71,270 shares subject to outstanding stock options for Dr. Root and (xv) no shares subject to outstanding options for Dr. Schroeder. As of December 31, 2022, none of our non-employee directors held other unvested stock awards.

(3)

Mr. Leff, Mr. Saunders and Mr. Schneider were appointed to our Board of Directors. Dr. Shawver, whose compensation is disclosed in the Summary Compensation Table above, was also appointed to our Board of Directors following the closing of the Merger on November 8, 2022.

(4)	Mr. Leff will cease to serve on our Board of Directors upon the expiration of his current term at the Annual Meeting.
(5)

Effective upon the closing of the Merger on November 8, 2022, each of Ms. Capps, Dr. Hershberg, Dr. Koehler, Mr. Powell and Mr. Root resigned from our Board of Directors. Effective upon signing the Merger Agreement, our Board of Directors approved amendments to stock option award agreements with each of our non-employee directors, including Mr. Saqib and Dr. Thompson who continued to serve on our Board of Directors following the closing of the Merger, extending the post-termination exercise period for such non-employee director’s options from 3 months to 12 months following a termination of service.

(6)	Dr. Schroder did not stand for reelection as a member of our Board of Directors at the 2022 annual meeting of our stockholders and his term expired on June 10, 2022.
(7)

Represents consulting fees paid to Marlinspike Group, LLC pursuant to the Marlinspike Consulting Agreement. See “Certain Related-Person Transactions— Private ARS Pharma Related Party Transactions—Consulting Arrangements” for more information about the Marlinspike Consulting Agreement.

(8)

Represents (i) approximately $50,917, which represents the aggregate grant date fair value of stock option awards granted to Mr. Islam computed as of the grant date in accordance with FASB ASC Topic 718 and (ii) $9,634, which represents the incremental increase in fair value of option awards granted to Mr. Islam that were amended to extend the post-termination exercise period in connection with the Merger computed as of the modification date in accordance with FASB ASC Topic 718.

(9)

Represents the intrinsic value of stock options granted to the non-employee director that were accelerated in connection with the Merger, net of any amounts already included in the Option Awards column.

(10)

Represents (i) approximately $50,917, which represents the aggregate grant date fair value of stock option awards granted to Dr. Thompson computed as of the grant date in accordance with FASB ASC Topic 718 and (ii) $8,575, which represents the incremental increase in fair value of option awards granted to Dr. Thompson that were amended to extend the post-termination exercise period in connection with the Merger computed as of the modification date in accordance with FASB ASC Topic 718.

(11)

Represents (i) approximately $50,917, which represents the aggregate grant date fair value of stock option awards granted to Ms. Capps computed as of the grant date in accordance with FASB ASC Topic 718 and (ii) $8,794, which represents the incremental increase in fair value of option awards granted to Ms. Capps that were amended to extend the post-termination exercise period in connection with the Merger computed as of the modification date in accordance with FASB ASC Topic 718.

(12)

Represents (i) approximately $50,917, which represents the aggregate grant date fair value of stock option awards granted to Dr. Hershberg computed as of the grant date in accordance with FASB ASC Topic 718 and (ii) $13,611, which represents the incremental increase in fair value of option awards granted to Dr. Hershberg that were amended to extend the post-termination exercise period in connection with the Merger computed as of the modification date in accordance with FASB ASC Topic 718.

(13)

Represents (i) approximately $50,917, which represents the aggregate grant date fair value of stock option awards granted to Dr. Koehler computed as of the grant date in accordance with FASB ASC Topic 718 and (ii) $8,445, which represents the incremental increase in fair value of option awards granted to Dr. Koehler that were amended to extend the post-termination exercise period in connection with the Merger computed as of the modification date in accordance with FASB ASC Topic 718.

(14)

Represents (i) approximately $50,917, which represents the aggregate grant date fair value of stock option awards granted to Mr. Powell computed as of the grant date in accordance with FASB ASC Topic 718 and (ii) $13,593, which represents the incremental increase in fair value of option awards granted to Mr. Powell that were amended to extend the post-termination exercise period in connection with the Merger computed as of the modification date in accordance with FASB ASC Topic 718.

(15)

Represents (i) approximately $50,917, which represents the aggregate grant date fair value of stock option awards granted to Dr. Root computed as of the grant date in accordance with FASB ASC Topic 718 and (ii) $8,575, which represents the incremental increase in fair value of option awards granted to Dr. Root that were amended to extend the post-termination exercise period in connection with the Merger computed as of the modification date in accordance with FASB ASC Topic 718.

Our Board of Directors adopted a non-employee director compensation policy in November 2020 that is applicable to all of our non-employee directors. The compensation policy was amended effective as of January 2022, April 2022 and December 2022, each following a review of the program. As in effect for 2022, our compensation policy provided that each non-employee director will receive the following compensation for service on our Board of Directors:

•	an annual cash retainer of $40,000;

•	an additional annual cash retainer of $30,000 for service as Chair of our Board of Directors;

•

an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (not applicable to committee chairs) (increased to $10,000, $7,500 and $5,000, respectively, effective as of December 2022);

•

an additional annual cash retainer of $15,000, $10,000 and $8,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (increased to $20,000, $15,000 and $15,000, respectively, effective as of December 2022);

•

an initial option grant to purchase 30,000 shares of our common stock (amended to an option covering 36,000 shares of our common stock effective as of April 2022 and further amended to an option covering 80,000 shares of our common stock effective as of December 2022) on the date of each such non-employee director’s appointment to our Board of Directors, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through the vesting date (amended to a vesting schedule of 1/3 vesting upon the first anniversary of the grant and the remainder vesting in equal monthly installments over the next 24 months, subject to continued service as a director through the vesting date, effective as of December 2022); and

•

an annual option grant to purchase 15,000 shares of our common stock (amended to an option covering 18,000 shares of our common stock effective as of April 2022 and further amended to an option covering 40,000 shares of our common stock effective as of December 2022) on the date of each of our annual stockholder meetings, with the shares vesting on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to continued service as a director though the applicable vesting date. In addition to the initial option grant described above, in the event a director is appointed prior to an annual stockholder meeting, such director will receive a prorated annual option grant.

Each of the options granted under our non-employee director compensation policy will be granted under our 2020 Plan. Each option awarded to directors under the non-employee director compensation policy will be subject to accelerated vesting upon a “change in control” (as defined in the 2020 Plan). The term of each option will be ten years, subject to earlier termination as provided in the 2020 Plan.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings. Director’s fees are prorated to the date the director is appointed or elected.

CERTAIN RELATED-PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2021 and any currently proposed transactions, to which we were a participant, in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section above titled “Executive and Director Compensation.”

Investors’ Rights, Management Rights, Voting and Co-Sale Agreements

In connection with our redeemable convertible preferred stock financings, we entered into investors’ rights, voting and right of first refusal, and co-sale agreements containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock listed above are parties to these agreements. Our current and former executive officers and directors who are parties to these agreements or who were related to parties to these agreements are Dr. Thompson, Dr. Root, and Dr. Schroeder.

These stockholder agreements terminated upon the completion of our initial public offering, except for the registration rights granted under our investors’ rights agreement, which will terminate upon the earliest of (i) following the closing of our initial public offering, with respect to any holder who then holds an amount of registrable securities that is equal to less than one percent (1%) of our outstanding securities and may sell all such registrable securities under Rule 144 during any 90 day period and (ii) four years after the closing of our initial public offering.

Private ARS Pharma Related Party Transactions

Series D Convertible Preferred Stock Financing

In August 2021, Private ARS Pharma entered into a Series D preferred stock purchase agreement with various investors, pursuant to which Private ARS Pharma issued and sold an aggregate of 9,337,066 shares of its Series D convertible preferred stock at a price per share of approximately $5.89 for gross proceeds of approximately $55 million.

The table below sets forth the number of shares of Private ARS Pharma Series D convertible preferred stock purchased by its executive officers, directors, holders of more than 5% of our capital stock and their affiliated entities or immediate family members.

Name	Series D Convertible Preferred Stock (#)	Aggregate Purchase Price ($)
Greater than 5% stockholders:
Entities or Persons affiliated with Deerfield Management(1)	1,680,672	9,899,998.42
Entities or Persons affiliated with SR One Capital(2)	3,395,297	19,999,996.98
Entities or Persons affiliated with RA Capital Management.(3)	2,546,473	14,999,999.22

(1)

Consists of shares of Private ARS Pharma Series D convertible preferred stock held by Deerfield Private Design Fund III, L.P. and Deerfield Private Design Fund IV, L.P. Mr. Leff is a partner at Deerfield Management.

(2)

Consists of shares of Private ARS Pharma Series D convertible preferred stock held by SR One Capital Fund II Aggregator, L.P. and SR One Co-Invest VI, LLC. Dr. Dadoo is a managing partner at SR One Capital.

(3)

Consists of shares of Private ARS Pharma Series D convertible preferred stock held by RA Capital Healthcare Fund, L.P. and RA Capital Nexus Fund II, L.P. Dr. Kolchinsky is the Founder of and a Managing Partner at RA Capital Management, L.P.

Investor Rights, Management, Voting and Co-Sale Agreements

In connection with the Private ARS Pharma Series D preferred stock financing, Private ARS Pharma entered into amended and restated investor rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of Private ARS Pharma capital stock. All of the holders of more than 5% of Private ARS Pharma capital stock were parties to these agreements. Private ARS Pharma’s executive officers and directors who were parties to these agreements or who were related to parties to these agreements were Mr. Lowenthal, Dr. Tanimoto, Dr. Shah, Dr. Kolchinsky and Dr. Dadoo. These agreements terminated immediately prior to the closing of the Merger.

Consulting Arrangements

In April 2021, Private ARS Pharma entered into a consulting agreement, as amended on April 25, 2022 (as amended, the “Saunders Consulting Agreement”), with Mr. Saunders, who was then serving as a member of Private ARS Pharma’s board of directors, pursuant to which Mr. Saunders provided general advice and assistance to Private ARS Pharma with respect to the development of its current and future product candidates. In June 2021, Private ARS Pharma issued an option to purchase 500,000 shares of Private ARS Pharma common stock at a per share exercise price of $1.19 to Mr. Saunders as compensation for his services under the Saunders Consulting Agreement, which option was assumed by us upon the closing of the Merger and converted into an option to purchase 590,950 shares of our common stock at a per share exercise price of $1.01. The option vests over four years from April 26, 2021, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date. The option is subject to accelerated vesting in the event of a Change of Control during the optionholder’s Continuous Service (each as defined in the Private ARS Pharma 2018 Plan). Only service as a consultant pursuant to the Saunders Consulting Agreement will qualify as Continuous Service under the Private ARS Pharma 2018 Plan for purposes of the continued vesting of Mr. Saunders’ option. The Saunders Consulting Agreement automatically renews on an annual basis unless earlier terminated by either party upon 60 days’ prior written notice.

In September 2018, Private ARS Pharma entered into a consulting agreement (the “Marlinspike Consulting Agreement”) with Marlinspike Group, LLC (“Marlinspike”). Dr. Shah, who served as the chair of Private ARS Pharma’s board of directors prior to the Merger and currently serves as our Chair, is the President of Marlinspike, which provides management and business consulting services as well as business development support to us for a monthly fee of $20,000. Mr. Chakma, our Chief Business Officer is a consultant of Marlinspike. The Marlinspike Consulting Agreement had an initial term of one year from the effective date and automatically renews for one-month terms. The Marlinspike Consulting Agreement may be terminated by either party upon 14 days’ prior written notice. Private ARS Pharma incurred aggregate fees of $240,000 to Marlinspike for the year ended December 31, 2021. For the year ended December 31, 2022, Private ARS Pharma incurred aggregate fees of $240,000 to Marlinspike pursuant to the Marlinspike Consulting Agreement. . For the three months ended March 31, 2023, we incurred aggregate fees $60,000 to Marlinspike pursuant to the Marlinspike Consulting Agreement.

In September 2015, Private ARS Pharma entered into a consulting agreement (the “2015 PLC Consulting Agreement”) with Pacific-Link Consulting LLC (“PLC”). Mr. Lowenthal, our President and

Chief Executive Officer and member of our Board of Directors, and Dr. Tanimoto, our Chief Medical Officer, are the owners of PLC, which provides general advice and assistance to us with respect to the development of current and future drug products. In addition, Sarah Lowenthal, the daughter of Mr. Lowenthal and Dr. Tanimoto, is employed by PLC. Private ARS Pharma incurred aggregate fees of approximately $1.1 million to PLC for the year ended December 31, 2021 pursuant to the 2015 PLC Consulting Agreement. On July 1, 2022, Private ARS Pharma entered into a revised consulting agreement with PLC (the “2022 PLC Consulting Agreement”) that superseded the 2015 PLC Consulting Agreement. The 2022 PLC Consulting Agreement has an initial term through July 1, 2023 and automatically renews for one-year terms, unless either party provides notice to the other party that the agreement will be discontinued. The 2022 PLC Consulting Agreement may be terminated by either party upon 60 days’ prior written notice. For the year ended December 31, 2022, we (including Private ARS Pharma for the time preceding the Merger) incurred aggregate fees of $2.1 million to PLC pursuant to the 2015 PLC Consulting Agreement and the 2022 PLC Consulting Agreement. For the three months ended, March 31, 2023, we incurred aggregate fees of $0.6 million to PLC pursuant to the 2022 PLC Consulting Agreement.

Indemnification Agreements

We have entered into indemnification agreements with certain of our current directors and executive officers upon the completion of our initial public offering. Our amended and restated Certificate of Incorporation and our amended and restated Bylaws provides that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

Policies and Procedures for Related Party Transactions

We adopted a related-person transactions policy upon the completion of our initial public offering, which sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director, or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ARS Pharma stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors.

/s/ Richard Lowenthal
Richard Lowenthal, M.S., MBA
President and Chief Executive Officer

May 1, 2023

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: ARS Pharmaceuticals, Inc., Attn: Secretary, 11682 El Camino Real, Suite 120, San Diego, California 92130.

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/SPRY
• Cast your vote online
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PHONE Call 1-866-895-6926
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You must register to attend the meeting online and/or participate at www.proxydocs.com/SPRY

ARS Pharmaceuticals, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 28, 2023

TIME:	Tuesday, June 27, 2023 9:00 AM, Pacific Time
PLACE:	Annual Meeting to be held live via Internet - please visit
www.proxydocs.com/SPRY for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Richard Lowenthal, M.S., MBA and Alexander Fitzpatrick, J.D. (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ARS Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

ARS Pharmaceuticals, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	To elect the three nominees for Class III director named in the proxy statement to serve for three-year terms until the 2026 Annual Meeting of Stockholders.				FOR
	1.01 Saqib Islam, J.D.	FOR ☐	WITHHOLD ☐
	1.02 Phillip Schneider	☐	☐		FOR
	1.03 Laura Shawver, Ph.D.	☐	☐		FOR
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.	FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/SPRY

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date